SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(2)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BAYWOOD INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

        _________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                           BAYWOOD INTERNATIONAL, INC.
                                 PROXY STATEMENT
                                TABLE OF CONTENTS

NOTICE AND PROXY STATEMENT FOR JULY 16, 2004. . . . . . . . . . . . . . .   4
SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
REVOCABILITY OF PROXY AND VOTING OF PROXY . . . . . . . . . . . . . . . .   6
RECORD DATE AND VOTING SECURITIES OUTSTANDING . . . . . . . . . . . . . .   7
ANNUAL REPORT ON FORM 10-KSB. . . . . . . . . . . . . . . . . . . . . . .   7
PROPOSAL NUMBER 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
PROPOSAL NUMBER 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
PROPOSAL NUMBER 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
PROPOSAL NUMBER 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
CORPORATE GOVERNANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS. . . . . . . . .  12
     BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .  12
     DIRECTOR'S COMPENSATION. . . . . . . . . . . . . . . . . . . . . . .  12
     COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . .  12
     AUDIT COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     REPORT OF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     THE AUDIT COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . .  13
     COMPENSATION COMMITTEE . . . . . . . . . . . . . . . . . . . . . . .  14
     NOMINATING COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . .  14
     OTHER COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . .  14
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. . . . . . . . . . .  15
     SECURITY OWNERSHIP OF MANAGEMENT . . . . . . . . . . . . . . . . . .  15
     SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS .  16
     EQUITY COMPENSATION PLAN INFORMATION . . . . . . . . . . . . . . . .  16
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     SUMMARY COMPENSATION TABLE . . . . . . . . . . . . . . . . . . . . .  17
     DIRECTOR COMPENSATION TABLE. . . . . . . . . . . . . . . . . . . . .  17
     EMPLOYMENT CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . .  17
     ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS OF THE. . .  17
          COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . .  18
     CERTAIN BUSINESS RELATIONSHIPS . . . . . . . . . . . . . . . . . . .  18
     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934  20
STOCKHOLDER PROPOSALS FOR 2005. . . . . . . . . . . . . . . . . . . . . .  20
INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . .  20
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
EXHIBIT 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     TRANSACTION DESCRIPTION. . . . . . . . . . . . . . . . . . . . . . .  21
EXHIBIT 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     AMENDMENT LANGUAGE FOR ARTICLES OF INCORPORATION . . . . . . . . . .  34
EXHIBIT 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     2004 STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . . . . .  35

                           BAYWOOD INTERNATIONAL, INC.


July 8, 2004

Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Baywood International, Inc. (the "Company") to be held on August 20, 2004, at 10:30 A.M., local time, at Gainey Suites Hotel, 7300 East Gainey Suites Drive, Scottsdale, Arizona 85258. Information about the meeting is presented on the following pages.

     In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

     Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.


Sincerely,

/s/  Neil Reithinger
--------------------

Neil Reithinger
Chairman of the Board, President & Chief Executive Officer

                           BAYWOOD INTERNATIONAL, INC.
                  NOTICE AND PROXY STATEMENT FOR JULY 16, 2004
                         ANNUAL MEETING OF STOCKHOLDERS


To  our  Shareholders:


     The Annual Meeting of Stockholders (the "Annual Meeting") of Baywood International, Inc. (the "Company") will be held at Gainey Suites Hotel, 7300 East Gainey Suites Drive, Scottsdale, Arizona 85258 on August 20, 2004, at 10:30 A.M. local time, for the following purposes:

1.   To elect five (5) directors, each to serve a term of one year;

2. To amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock to 100,000,000;

3.   To approve the Company's 2004 Stock Option Plan (the "2004 Plan");

4. To approve and ratify the selection of Epstein, Weber & Conover, P.L.C. as the Company's independent public accountants for 2004;

5.   To  transact  any  other  business  as  may properly come before the Annual
     Meeting.

     The Board of Directors has fixed the close of business on June 11, 2004, as the record date for determining those stockholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of the Company's common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 2003 Annual Report to stockholders, which includes audited financial statements, is enclosed.

     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


By Order of The Board of Directors,

/s/  Karl H. Rullich
--------------------

Karl H. Rullich
Secretary
Scottsdale, Arizona
July 8, 2004

                           BAYWOOD INTERNATIONAL, INC.
                         14950 NORTH 83RD PLACE, SUITE 1
                           SCOTTSDALE, ARIZONA  85260

     Proposal Number 2 below requires shareholder approval to authorize an increase in the number of authorized shares of the Company's common stock. As part of this increase in authorized shares, the Company may issue up to 20,000,000 shares in connection with the acquisition of Aidan Products, L.L.C ("Aidan"). The following describes our potential acquisition of all of the issued and outstanding equity interests in Aidan (the "Transaction").

SUMMARY  TERM  SHEET

     The material terms, essential features and significance of this Transaction are briefly summarized below:

- We are a nutraceutical company and sell our products into retail channels both domestically and internationally.
- Aidan is a nutraceutical company that sells immunology and angiogenesis products through healthcare practitioner channels.
- On May 18, 2004, we entered into a letter of intent to purchase all of the issued and outstanding equity interests of Aidan by making a non-refundable cash deposit of $350,000 upon signing of the letter of intent, agreeing to pay $400,000 in cash at closing, agreeing to issue a one-year, convertible note for $500,000 at 8% interest convertible into shares of our common stock, agreeing to issue 4,000,000 shares of our common stock and 1,000,000 warrants for our common stock at an exercise price of $0.25.
- This Transaction assists us in expanding our business plan to become more of a life sciences company and to expand into the healthcare practitioner market.
- Shareholder approval of an increase in the number of authorized shares of our Common Stock will enable us to complete the Transaction, provided the parties reach a definitive agreement.
- Assuming we successfully obtain shareholder approval of an increase in the number of authorized shares of our Common Stock, we must also successfully raise the necessary capital to close the Transaction under the terms described herein.
- Given that our current cash balance, liquidity, working capital and financial position is inadequate to capitalize this Transaction, we must raise the necessary capital to close this Transaction through debt or equity financing of our Common Stock. If we cannot raise the necessary capital, then we will not be able to close the Transaction. If we are able to close the Transaction, management believes that the additional revenue and higher margins of Aidan's business would yield a higher amount of cash flow such that it would have a positive impact on the Company's liquidity. The combined Company will require increasing cash flows to finance its needs for inventory to successfully build the distribution of its products into the marketplace. Management believes that it may require more capital in the next six to twelve months to meet its obligations for growth. The amounts, sources, timing and structure of any financing that the Company requires will be determined by management at the appropriate time. However, there can be no assurances that the cash can be successfully raised.
- If we close the Transaction, we may potentially issue up to 20,000,000 shares of our Common Stock. Under the terms described herein, 20,000,000 shares of Common Stock is derived as follows: 4,000,000 shares of Common Stock and 1,000,000 warrants for our Common Stock totals up to 5,000,000 shares of our Common Stock; a convertible note for $500,000 is potential convertible into up to 2,500,000 shares of our Common Stock; $400,000 cash at closing, available cash for a one-year convertible note of $500,000 and working capital of approximately $350,000 totals $1,250,000 in cash which equates to up to 12,500,000 shares of our Common Stock based on an average range of market prices of $0.10 per share to $0.15 per share. If our market price is adversely affected, then we may have to issue additional shares.
-    Each current shareholder will be diluted by approximately 57%.

- If we complete the purchase of Aidan, Aidan will become a wholly-owned subsidiary of the Company and the Company's management team, along with Aidan's President, Neil Riordan, will manage Aidan's product lines.
- At this time, there is no assurance that we will complete the Transaction or enter into a mutually acceptable purchase agreement.

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Baywood International, Inc. for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on August 20, 2004. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to the solicitation will be voted FOR the director nominees named below; FOR the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock to 100,000,000; FOR the approval of the Company's 2004 Stock Option Plan (the "Plan"); FOR the ratification and selection of Epstein, Weber & Conover, P.L.C. as the Company's independent public accountants for 2004; and FOR authority to transact any other business as may properly come before the Annual Meeting. The address of the Company's principal executive offices is 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.

     This Proxy Statement, the proxy card, and the Company's 2003 Annual Report were first mailed on or about July 8, 2004, to the stockholders of record at the close of business on July 8, 2004 (the "Record Date").

     THE TERMS "WE," "OUR," "US," OR THE "COMPANY" REFER TO BAYWOOD INTERNATIONAL, INC. AND ITS SUBSIDIARIES.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for Directors named herein and in favor of all other proposals described herein. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. A broker non-vote occurs when a nominee voting holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

     The Company will bear the cost of solicitation of proxies, which will be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's common stock. Proxies will be solicited by mail and may be solicited personally by directors, officers or our regular employees, who will not be compensated for their services.

     The Company knows of no reason why any of the director nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with best judgment of the persons named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by the persons named in a manner that such persons (in their judgment) consider to be in the best interests of the Company.

                  RECORD DATE AND VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the Record Date are entitled to vote at the meeting. As of the Record Date, there were 35,318,235 shares of our common stock (the "Common Stock") issued and outstanding. Each stockholder entitled to vote shall have one (1) vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the Record Date.

                          ANNUAL REPORT ON FORM 10-KSB

     Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the "Annual Report"), which is being mailed to stockholders with this Proxy Statement, contains financial and other information about us and is incorporated into this Proxy Statement by reference for purposes of providing information required by Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for purposes of Proposal Nos. 2 and 3 below. We will provide to each stockholder as of the Record Date, a copy of any exhibits listed in the Annual Report, upon receipt of a written request and a check for $20.00 to cover our expense in furnishing such exhibits. Any such requests should be directed to the Company's Secretary at our executive offices set forth in this Proxy Statement.

     Set forth below are the proposals to be considered by stockholders at the Annual Meeting. Following the description of each proposal is important information about the Company's management and its Board of Directors; executive compensatory transactions between the Company and its officers, directors and affiliates; stock owned by management and other large stockholders; and how shareholders may make proposals at the Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

     The Board of Directors has nominated five (5) persons to serve on the Board of Directors commencing with the 2004 Annual Meeting. The following persons are nominated to serve on our Board of Directors until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Information concerning the compensation of officers and directors, their stock ownership in the Company, and transactions between officers, directors and ten percent (10%) or greater shareholders is set forth below.

NOMINEE NAME       AGE  DIRECTOR SINCE          POSITION AND OFFICES HELD
-----------------  ---  --------------  -----------------------------------------
 Neil Reithinger    34       1997       Chairman of the Board, President & C.E.O.
 Karl H. Rullich    70       1991          Vice President, Secretary & Director
   Samuel Lam       51       2001                       Director
O. Lee Tawes, III   56       2001                       Director
   Carmen Choi      28       2001                       Director


BIOGRAPHICAL INFORMATION RELATED TO DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Biographical Information concerning each nominee for Director is as follows:

     MR. NEIL T. REITHINGER has been the Company's Chairman of the Board, President and Chief Executive Officer since April 3, 1998, and previously served as Interim President from December 10, 1997. He was elected as a Director on February 18, 1997. He was elected Chief Financial Officer, Secretary and
Treasurer on October 28, 1996. Mr. Reithinger had been Controller of the Company since January 1994. Prior to joining the Company and from July 1992 through December 1993, Mr. Reithinger worked for Bank of America. He received a Bachelors of Science degree in accounting from the University of Arizona in 1992 and his certification as a Certified Public Accountant in 1996.

     MR. KARL H. RULLICH has been a Director since 1991. He was appointed Vice President on April 3, 1998 and has served as the Company's Director of International Sales since May 1996. Prior to April 19, 1996, he served as President, Chief Executive Officer and Treasurer of the Company. He worked as a Marketing Director, General Manager and Vice President for Pfizer Hospital Products Group in their international businesses and operations for over 25 years. Mr. Rullich holds a degree in economics from the Business College in Essen, Germany. He emigrated from Germany to the United States in 1956 and became a naturalized citizen in 1961.

     MR. SAMUEL LAM was nominated and elected to the Board of Directors of the Company at a Special Meeting of the Board of Directors held on March 1, 2001, by an affirmative vote of a majority of the Board of Directors. Mr. Lam has been the Managing Director of Hong Kong Trustful Pharmaceutical, Ltd. ("HKTPCO") (the Company's exclusive marketer and distributor for Asia) since its formation in 2000, where he oversees the sales, marketing operations and development of distribution in Hong Kong, China and other Asian countries. Mr. Lam joined Early Light Industrial, Ltd., one of the three largest toy manufacturers in Hong Kong, as Marketing Director from 1997 to 1999. Mr. Lam has been such company's Assistant Managing Director since January 2000. Prior to 1997, Mr. Lam was Assistant General Manager since 1992 at Inexo, Ltd., the exclusive distributor for Samsonite in Hong Kong and China. Prior to that, Mr. Lam had held various senior marketing positions for consumer products companies throughout the past 20 years including Inchcape Hong Kong, Ltd., a subsidiary of The Inchcape Group of the United Kingdom. He received his Bachelor of Commerce degree from Dalhousie University in Canada and has also earned the memberships of several management and marketing institutes in the United Kingdom.

     MR. O. LEE TAWES, III was nominated and elected to the Board of Directors of the Company at a Special Meeting of the Board of Directors held on March 1, 2001, by an affirmative vote of a majority of the Board of Directors. Since
1999, he has been a Managing Director at C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes came to C.E. Unterberg, Towbin from CIBC World Markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at CIBC, a member of the firm's Executive Committee, and Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. from 1972 to 1979, and Oppenheimer from 1979 to 1990. As food analyst, he was named to the Institutional Investor All America Research Team five times from 1979 through 1989. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia.

     MS. CARMEN CHOI was nominated and elected to the Board of Directors at a Special Meeting of the Board of Directors held on May 4, 2001, by an affirmative vote of a majority of the Board of Directors. Since August 2000, Ms. Choi has been a member of the Board of Directors of both HKTPCO and Healthy International Limited, which is in the business of research, marketing and distribution of unique high-quality healthcare products for the promotion of a healthy life for people in Hong Kong and China and is the sister company to HKTPCO. At Healthy International Limited, Ms. Choi has been actively involved in the strategic planning of sales and marketing activities of the Company's products in the Hong Kong market. Ms. Choi is also a director of Beauty Tech, a sister company to Healthy International, which specializes in the training of skin care and beauty make-up. In addition, Ms. Choi has been a senior executive since 1998 in Early Light Industrial Co., Ltd, one of the three largest toy manufacturers in Hong Kong that is owned and controlled by the Company's major shareholder, Dr. Francis Choi. She received her Bachelor of Arts degree from Pine Manor College in Boston, Massachusetts in 1997. Ms. Choi is the daughter of Dr. Francis Choi, the Company's single largest shareholder.

                        VOTE REQUIRED AND RECOMMENDATION
                        --------------------------------

     Each director must receive a plurality of votes cast at the Annual Meeting. Each director nominee has consented to serve. The Board of Directors unanimously recommends that the stockholders vote FOR all of the director nominees.

                                PROPOSAL NUMBER 2
      AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
         AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO 100,000,000

     The proposal to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares will be approved if holders of a majority of shares of common stock represented at the 2004 Annual Meeting vote in favor of such proposal. Abstentions and broker "non-votes" will have the effect of a vote against the proposal.

     On May 18, 2004, we entered into a letter of intent to negotiate the purchase of the outstanding equity interests of Aidan, a specialty nutraceutical company with annual sales of over $1,000,000 focusing on immunology and angiogenesis products that are sold through healthcare practitioner channels. As part of the potential purchase, we may issue up to 20,000,000 shares of our Common Stock (the "Transaction"). Shareholder approval of an increase in the number of authorized shares of our Common Stock will enable us to complete the Transaction if we can negotiate a mutually acceptable purchase agreement with Aidan. If we complete the purchase of Aidan and issue up to 20,000,000 shares of our Common Stock, each current shareholder will be diluted by approximately 57%. At this time, there is no assurance that we will complete the Transaction of Aidan or enter into a mutually acceptable purchase agreement.

     For additional information regarding the potential acquisition of Aidan, including a summary of terms, description of businesses, and certain financial information, see the disclosures set forth in Exhibit 1 attached hereto.
                                                     ----------

     The Board of Directors believes that the proposed increase in the number of authorized shares is appropriate so that shares will be available to complete the purchase of Aidan, enable the Company to complete any private placement of the Company's equity securities for future financings to grow our business, enable us to entertain other possible acquisition opportunities and for other corporate purposes. A copy of the amendment language is attached hereto as
Exhibit 2.
---------

     None of our directors, executive officers, director nominees or employees have a substantial interest in our potential acquisition of Aidan other than the Company's economic interest in acquiring Aidan's key product lines.

                        VOTE REQUIRED AND RECOMMENDATION
                        --------------------------------

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends that the stockholders vote FOR approval of an increase in the Company's authorized shares of common stock from 50,000,000 shares to 100,000,000.

                                PROPOSAL NUMBER 3
                       APPROVE THE 2004 STOCK OPTION PLAN

     We have maintained a Stock Option Plan since 1992 to enable certain officers, directors and other key employees to participate in the ownership of the Company. The current stock option plan in effect is the 1996 Incentive Stock Option Plan (the "1996 Plan"). The Board of Directors voted to terminate further option grants under the 1996 Plan, effective as of June 1, 2004, subject to our shareholders approving the 2004 Stock Option Plan (the "2004 Plan") described below. The term "stock grant," as used in this Proxy Statement, refers to a grant of either stock options or restricted stock.

     At the Annual Meeting, shareholders will be asked to approve the 2004 Plan that will commence September 1, 2004. If the 2004 Plan is approved by shareholders, 5,000,000 shares will be reserved for issuance under the 2004 Plan and 6,500,000 shares will continue to be reserved under the 1996 Plan for stock grants previously made under that Plan, for a total of 11,500,000 shares available for stock grants under both plans, or 35% of our issued and outstanding Common Stock, as of March 31, 2004 assuming all options under both plans were granted and exercised. If shareholders approve the amendment to the Company's Articles of Incorporation, shares available for issuance under the 1996 Plan and 2004 Plan will constitute approximately 11.5% of our authorized Common Stock. If shareholders approve the 2004 Plan, option grants issued under the 1996 Plan will continue in effect and may be exercised on the terms and conditions under which the grants were made, but no further stock grants will be made under the 1996 Plan. If the 2004 Plan is approved by shareholders, any new stock grants will be made only under the 2004 Plan.

     The Common Stock reserved for issuance under the 2004 Plan has an aggregate market value of $150,000, based on the price of our Common Stock of $0.05 per share as of March 31, 2004. Common Stock reserved for options issued and outstanding under the 1996 Plan, as of March 31, 2004, had an aggregate market value of $325,000, based on our Common Stock price of $0.05 per share as of March 31, 2004.

     A  copy of the 2004 Plan is set forth in Exhibit 3 to this Proxy Statement.
                                              ---------

     The 2004 Plan is broad-based and is designed to attract and retain certain officers, directors, key employees and other persons to provide them long-term incentives if our Company continues to grow, and to align their interests with the interests of our shareholders. The 2004 Plan is administered by the Compensation Committee of our Board of Directors (the "Compensation Committee"). The 2004 Plan allows the Compensation Committee to grant incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), and restricted stock to our employees as a form of incentive compensation.

     The 2004 Plan reserves 1,000,000 shares of Common Stock for option grants to independent directors out of the total of 5,000,000 shares reserved for issuance under the 2004 Plan. If a director terminates service within one year after the date of the grant, his option or any shares obtained through option exercises will be forfeited.

     All employees, officers and directors are eligible to participate in the now stock option plan. All stock grants made under the 2004 Plan will be evidenced by a written agreement between the Company and the participant. ISOs granted under the Plan are issued at the fair market value of a share of Common Stock on the date of grant. Under the 2004 Plan, NSOs, restricted stock grants and options issued to directors are issued at fair market value as of the date of grant. See "Executive Compensation - Stock Option Plan," below. Common Stock reserved for stock grants made under the Plan is automatically increased upon the occurrence of any stock split, reverse stock split, subdivision, stock dividend, reorganization or reclassification of our stock, without further action by the Company. Participants exercise no rights as shareholders of the Company with respect to shares subject to any stock grant until a stock certificate is issued following the exercise of a grant. If not earlier terminated, the 2004 Plan will expire on August 31, 2014.

     At the time of the filing of this Proxy Statement, we are unable to determine the amounts and benefits that will be received of allocated to our officers and employees under the 2004 Plan.

     The Compensation Committee has the right, subject to 2004 Plan limitations, to designate the terms and conditions of any stock grant including, without limitation, any vesting schedule and exercise rights. Under the 2004 Plan, stock grants generally terminate upon an employee's termination of employment for reasons other than death, disability or early or normal retirement. Options granted under the 2004 Plan are non-transferable except pursuant to the laws of descent and distribution. Shares reserved for issuance under the 2004 Plan will be registered with the Securities and Exchange Commission on Form S-8 at the time the 2004 Plan becomes effective.

     We have reserved the right to terminate, suspend, discontinue, modify or amend the 2004 Plan in any respect, at any time, except that without the approval of our shareholders, no revision or amendment may change the number of shares of Common Stock subject to the 2004 Plan (other than through the automatic stock adjustments provided by the 2004 Plan), change the designation of the class of employees eligible to receive stock grants, decrease the price at which stock grants may be issued, or remove the administration of the Plan from the Compensation Committee. Notwithstanding this limitation, we will not terminate the 2004 Plan with regard to any outstanding stock grant unless notice of termination is given to the participant and the participant is permitted at least 15 days to exercise any issued and outstanding stock grant, but only if such stock grant is then exercisable.

     The tax consequences to the Company of options granted as an ISO, NSO, or restricted stock grant vary. If the Company issues an ISO, the Company will have no compensation deduction on the date the option is granted. If an employee exercises an ISO and holds the stock until the later of (i) two years from the date the ISO is granted or (ii) one year from the date in which the ISO was exercised, the employee will recognize as capital gain the difference between the amount received in any disposition over the employee's basis (the amount the employee paid for the stock) and the Company will receive no compensation deduction. If an employee disposes of ISO stock before the ISO holding period is met, the disposition is a "disqualifying disposition" and we are entitled to a compensatory deduction equal to the amount the employee recognizes as ordinary income in the year the disqualifying disposition occurs. Generally, this is the difference between the exercise price for the stock and the value of the stock on the date the disqualifying disposition occurs. Amounts recognized on the disqualifying disposition of an ISO are not "wages" for purposes of FICA and FUTA.

     If an option is granted as an NSO, we have no deduction for compensation expense at the time the option is granted, and the employee will recognize no income. If the employee subsequently exercises the option, the difference between the option price and the fair market value of the option stock at the time of exercise is taxable as ordinary income to the employee, and is also treated as wages. We will have a compensation deduction equal to the amount of gain the employee recognizes at the time. Any gain recognized by an employee on the exercise of an NSO is also subject to FICA and FUTA withholding tax.

     If we make a restricted stock grant to any employee, as the 2004 Plan allows us to do, we will receive no deduction until such time as the restrictions on the stock lapse, unless the employee elects to treat the grant as ordinary income at the time the grant is made; in that event the Company would have a compensatory deduction in the same amount. At that time, we would have a deduction for compensation expense equal to the fair market value of the stock, less any amounts the employee is required to pay for the stock. If a restricted stock grant is made to an employee without restrictions, we will have a deduction for compensation paid equal to the fair market value of the stock awarded, less any payment the employee makes.

     The Board of Directors believes that the 2004 Plan is an appropriate vehicle for recognizing employee performance and providing incentives to employees for their continued performance and service to the Company.

                        VOTE REQUIRED AND RECOMMENDATION
                        --------------------------------

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends that the stockholders vote FOR approval of the 2004 Plan.

                                PROPOSAL NUMBER 4
          RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS

     On  January  4,  1996,  the  Company engaged King, Weber & Associates, P.C.
("King, Weber") of Tempe, Arizona as its principal accountant to audit the Company's financial statements beginning with the Company's fiscal year ended December 31, 1995. King, Weber audited the Company's financial statements for the fiscal years ending December 31, 1995, 1996, 1997, 1998, 1999 and 2000.
Subsequent to the year ended December 31, 2000, King, Weber changed their name to Weber & Company, P.C. ("Weber & Co."). Subsequent to the year ended December 31, 2001, Weber & Co. changed their name to Epstein, Weber & Conover, P.L.C. ("EWC"). The Board of Directors has appointed EWC to audit the Company's financial statements for the fiscal year ended December 31, 2004. It is not anticipated that a representative of EWC will be present at the Annual Meeting to respond to questions or to make a statement.

                        VOTE REQUIRED AND RECOMMENDATION
                        --------------------------------

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors has unanimously recommended that the stockholders vote FOR the ratification of the Board of Director's appointment of EWC as the Company's independent certified public accountants for the fiscal year ending December 31, 2004.

     The chart below sets forth the fees paid to EWC for audit and other services for the years ended December 31, 2003 and 2002.

                                                2003    2002
                                               ------  ------
               Audit Fees                      17,430  17,500
               Audit - Related Fees             7,400   7,650
               Tax Fees                             0       0
               All Other Fees                     300       0

     Other than the audit of the Company, EWC did not perform any other services for the Company.

                              CORPORATE GOVERNANCE

MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

Board  of  Directors
--------------------

     The Company's affairs are managed by the Board of Directors. During the year ended December 31, 2003, the Board of Directors met once and held one (1) meeting via unanimous consent in lieu of a special meeting. All but one director attended 75% of the Board Meetings during the year ended December 31, 2003. Carmen Choi was not present at the one meeting of the Board of Directors. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal discussions with management, offering advice and suggestions on a broad range of corporate matters.

Director's  Compensation
------------------------

     Directors receive no compensation for serving on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established two committees, which are authorized to act on behalf of the Board of Directors in their respective spheres: the Audit Committee and the Compensation Committee.

Audit  Committee
----------------

     The Audit Committee for 2003 was composed of Samuel Lam, O. Lee Tawes, III and Carmen Choi. The Audit Committee met once during the year ended December 31, 2003. The Audit Committee is comprised of directors who meet the Sarbanes-Oxley Act of 2002 standards for independence. The Audit Committee operates pursuant to a written charter detailing its duties. In June 2002, the Audit Committee amended and restated its charter to comply with certain requirements of the Sarbanes-Oxley Act of 2002. In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission Rules, issues a report recommending to the Board of Directors, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB, and certain other matters, including the independence of the Company's outside public accountants. The Report of the Audit Committee is set forth below.

     The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.


                                    REPORT OF
                               THE AUDIT COMMITTEE
                         OF BAYWOOD INTERNATIONAL, INC.

     The Board of Directors of the Company has appointed an Audit Committee. The functions of the Audit Committee are focused on: (1) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements, (2) the independence of the Company's external auditors, and (3) the Company's compliance with legal and regulatory requirements.

     The Audit Committee meets periodically to discuss the adequacies of the Company's internal financial controls and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors. For the fiscal year ending December 31, 2003, Samuel Lam, O. Lee Tawes, III and Carmen Choi comprised the Audit Committee.

     The Company retains independent public accountants who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted auditing standards and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by each of them.

     Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, and express an opinion as to whether those financial statements fairly present the financial position, results of operation and cash flows of the Company in conformance with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised.

     For the fiscal year ending December 31, 2003, the Audit Committee:

     (1) Reviewed and discussed the audited financial statements with management of the Company;
     (2) Discussed with Epstein, Weber & Conover, P.C., the independent auditors of the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (communications with Audit Committees); and
     (3) Reviewed and discussed the written disclosures and the letter from the Company's independent auditors the matters relating to the auditor's independence from the Company.

     Based upon the Audit Committee's review and discussion of the matters above, the Audit Committee recommends to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

O. Lee Tawes, III, Chairman                                       March 30, 2004

Samuel Lam, Member                                                March 30, 2004

Compensation  Committee
-----------------------

     The Compensation Committee for the year ended December 31, 2003, was comprised of Samuel Lam, O. Lee Tawes, III and Carmen Choi. The Compensation Committee met once during the fiscal year ending December 31, 2003. The Compensation Committee's duties include administering grants under stock option plans, reviewing and approving salaries and other matters related to compensation of the executive officers of the Company.

Nominating  Committee
---------------------

     The Company's Board of Directors does not maintain a Nominating Committee, and therefore no written charter governs the director nomination process. The size of the Company and the size of the Board of Directors, at this time, does not require a separate Nominating Committee. The Company's independent directors (Samuel Lam, O. Lee Tawes, III and Carmen Choi) annually review all director performance over the past year and make recommendations to the Board of Directors for future nominations. The Board of Directors does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve the Company's best interests. However, shareholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee's curriculum vitae, to the Company's Board of Directors in the manner set forth below and the Board of Directors will consider such nominee. There is no assurance that a director candidate suggested by a shareholder will be placed on the ballot at the Company's annual meeting of shareholders.

     The Company's independent directors annually select director nominees based on experience in the nutraceutical industry, financial background and specific knowledge of the Company's operations, as well as an individual's basis to act as a fiduciary to the Company and its shareholders. Each of the director nominees listed in Proposal Number 1 was nominated by Samuel Lam, O. Lee Tawes, III and Carmen Choi as non-management directors.

Other  Committees
-----------------

     We do not maintain any other standing committees of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding shares of common stock beneficially owned as of March 25, 2004, by (i) each person or group, known to the Company, who beneficially owns more than 5% of the common stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. The percentage of beneficial ownership is based on 32,768,235 shares outstanding on March 25, 2004, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

     Security Ownership of Certain Beneficial Owners

      (1)                (2)                   (3)              (4)


                 Name and Address of    Amount and Nature     Percent
Title of Class     Beneficial Owner    of Beneficial Owner   of Class
---------------  --------------------  --------------------  ---------
    Common         Linda Lee (1)(3)          2,423,647          5.1%
                    Scottsdale, AZ

    Common        Francis Choi (2)(3)       19,301,587         40.5%
                    Scottsdale, AZ

  Preferred       Francis Choi (2)(3)         805,625          95.2%
                    Scottsdale, AZ

     (1) Ms. Lee is a citizen of Hong Kong, China. Ms. Lee owns 2,423,647 common shares.

     (2) Mr. Choi is a citizen of Hong Kong, China. Mr. Choi holds 7,301,587 common shares, 800,000 shares of Class "E" Preferred Stock that are convertible into 8,000,000 restricted common shares of the Company, 5,625 of Class "F" Preferred Stock with a stated value of $450,000 and 4,000,000 warrants to purchase 4,000,000 restricted common shares of the Company at an exercise price of $0.20.

     (3) For purposes of the address of each beneficial owner, each beneficial owner may be reached at the Company's headquarters located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.

     Security Ownership of Management

      (1)                    (2)                      (3)              (4)


                      Name and Address of       Amount and Nature     Percent
Title of Class         Beneficial Owner        of Beneficial Owner   of Class
---------------  ----------------------------  --------------------  ---------

    Common        Neil Reithinger (1)(3)(5)          2,702,640          5.7%
                        Scottsdale, AZ

    Common        Karl H. Rullich (2)(3)(5)          2,422,000          5.1%
                        Scottsdale, AZ

  Preferred      Karl H. Rullich (2)(3)(4)(5)          5,625              -
                        Scottsdale, AZ

    Common         O. Lee Tawes, III (3)(5)          1,875,000          3.9%
                        Scottsdale, AZ

    Common           Carmen Choi (3)(4)(5)            200,000             -
                        Scottsdale, AZ

    Common            Samuel Lam (3)(4)(5)            200,000             -
                        Scottsdale, AZ

     (1) Mr. Reithinger is the Company's Chairman of the Board, President and Chief Executive Officer. He holds 782,000 common shares; an option granted January 29, 1997, which expires January 29, 2007 to purchase 20,000 common shares at $0.42 per share; an option granted February 26, 1998, which expires February 26, 2008 to purchase 100,000 common shares at $0.13 per share; and an option granted May 13, 1999, which expires May 13, 2009 to purchase 2,500,000 common shares at $0.15 per share with 300,000 options to purchase shares vesting immediately; 350,000 options to purchase shares vesting when revenues reach $3.0 million annually; 350,000 options to purchase shares vesting when the market price of the Common Stock reaches $1.00; 400,000 options to purchase shares vesting when revenues reach $5.0 million annually; 500,000 options to purchase shares vesting when revenues reach $10.0 million annually; and 600,000 options to purchase shares when revenues reach $15.0 million annually. Mr. Reithinger also holds an option granted on March 22, 2002, which expires March 22, 2012 to purchase 600,000 common shares at $0.08 per share, and warrants to purchase 550,640 common shares at exercise prices ranging from $0.08 to $0.20 that were issued in connection with certain loans to the Company in 1999 and 2000. Members of Mr. Reithinger's immediate family hold approximately an additional 325,000 common shares for which Mr. Reithinger disclaims all beneficial interest and control.

     (2)  Mr.  Rullich  is  Vice-President,  Secretary  and  a  Director  of the
Company. Mr. Rullich beneficially owns 2,022,000 common shares, an option granted on March 22, 2002 which expires March 22, 2012 to purchase 400,000 common shares at $0.08 per share, and 5,625 of Class "F" Preferred Stock with a stated value of $450,000.

     (3)  Director

     (4)  Less  than  one  percent

     (5) For purposes of the address of each beneficial owner, each beneficial owner may be reached at the Company's headquarters located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2003, regarding the Company's 1996 Stock Option Plan compensation under which our equity securities are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY                      NUMBER OF           WEIGHTED-         NUMBER OF SECURITIES
                                SECURITIES TO BE    AVERAGE EXERCISE   REMAINING AVAILABLE FOR
                                  ISSUED UPON           PRICE OF        FUTURE ISSUANCE UNDER
                                  EXERCISE OF         OUTSTANDING        EQUITY COMPENSATION
                                  OUTSTANDING           OPTIONS,           PLANS (EXCLUDING
                               OPTIONS, WARRANTS      WARRANTS AND     SECURITIES REFLECTED IN
                                   AND RIGHTS            RIGHTS              COLUMN (a))

                                      (a)                 (b)                    (c)
-----------------------------  ------------------  ------------------  ------------------------
Equity compensation plans               4,962,500  $             0.12                 1,012,500
approved by security holders
-----------------------------  ------------------  ------------------  ------------------------
Equity compensation plans not                 -0-                 -0-                       -0-
approved by security holders
-----------------------------  ------------------  ------------------  ------------------------
          Total                         4,962,500  $             0.12                 1,012,500
-----------------------------  ------------------  ------------------  ------------------------

     At the time of the filing of this Proxy Statement, we are unable to determine the amounts and benefits that will be received or allocated to our officers and employees under the 2004 Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     Summary compensation information for Mr. Neil Reithinger, the Company's Chief Executive Officer for the year ended December 31, 2003 (the only "named executive officer" within the meaning of Regulation S-B, Item 402(a)(2) Instruction (1)), is as follows:


    (a)       (b)      (c)         (d)          (e)           (f)           (g)          (h)        (i)
                                           Other Annual/   Restricte     Securities
Name and                                      Deferred      d Stock      Underlying      LTIP    All Other
Principal                                   Compensation     Awards    Options/SAR's   Payouts    Compen-
Position     Year   Salary ($)  Bonus ($)       ($)           ($)           (#)          ($)     sation ($)
-----------  -----  ----------  ---------  --------------  ----------  --------------  --------  ----------
Mr.             03      48,000        -0-          24,000         -0-             -0-       -0-         -0-
Reithinger      02      54,750        -0-          17,250         -0-         907,500       -0-         -0-
C.E.O.          01      27,000        -0-          42,500         -0-             -0-       -0-         -0-

DIRECTORS

Director Compensation Table

(a)                    (b)       (c)         (d)         (e)            (f)

                                                                     Number of
                     Annual              Consulting     Number       Securities
                    Retainer   Meeting   Fees/Other       of         Underlying
Name                Fees ($)   Fees ($)   Fees ($)    Shares (#)  Options/SARs (#)
------------------  ---------  --------  -----------  ----------  ----------------
Neil Reithinger       -0-        -0-         -0-          -0-            -0-

Karl H. Rullich       -0-        -0-         -0-          -0-            -0-

O. Lee Tawes, III     -0-        -0-         -0-          -0-            -0-

Carmen Choi           -0-        -0-         -0-          -0-            -0-

Samuel Lam            -0-        -0-         -0-          -0-            -0-

EMPLOYMENT CONTRACTS

     There are currently no employment contracts, severance or change-in-control agreements with any of the named executive officers of the Company.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS OF THE COMPANY

     During the year ended December 31, 2003, the Board of Directors met once and held one (1) meeting via unanimous consent in lieu of a special meeting.
Each director was present at 75% of the meetings, except for Carmen Choi, who missed the one meeting held by the Board. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal discussions with management, offering advice and suggestions on a broad range of corporate matters.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain  Business  Relationships

     The Company borrowed $75,000 and $144,150 from officers and directors in the years ended December 31, 2003, and 2002, respectively. Total notes payable and accrued interest due to officers and directors at December 31, 2003, was $434,461 and $241,335, respectively. Interest expense on debt to officers and directors was $18,278 and $7,982 for the years ended December 31, 2003 and 2002 respectively. Two of the Company's officers, Mr. Neil Reithinger and Mr. Karl Rullich, have deferred payment of salaries. The accrued salaries to these individuals totaled $221,708 at December 31, 2003, respectively. Information required by Item 403 of Regulation S-B is as follows through the period ended December 31, 2003:

                                      2003
                                      ----

                           NOTES PAYABLE              ACCRUED SALARIES
                    ---------------------------  --------------------------
OFFICER/DIRECTOR     AMOUNT   ACCRUED INTEREST    AMOUNT   ACCRUED INTEREST
------------------  --------  -----------------  --------  ----------------
Neil Reithinger
President & C.E.O          -                  -  $ 95,750                 -
Karl H. Rullich
Vice-President      $ 47,661  $         226,305  $125,958                 -
Carmen Choi
Director                   -  $          16,000         -                 -
O. Lee Tawes, III
Director            $386,800  $          15,030         -                 -

      (1)                    (2)                        (3)                  (4)

                      Name and Address of       Amount and Nature of
Title of Class         Beneficial Owner           Beneficial Owner     Percent of Class
---------------  ----------------------------  ---------------------  -----------------
    Common             Neil Reithinger               2,702,640               5.7%
                 President & C.E.O. (1)(3)(5)
                       Scottsdale, AZ

    Common             Karl H. Rullich               2,422,000               5.1%
                   Vice-President (2)(3)(5)
                       Scottsdale, AZ

  Preferred            Karl H. Rullich                 5,625                   -
                  Vice-President (2)(3)(4)(5)
                       Scottsdale, AZ

    Common          Carmen Choi (3)(4)(5)             200,000                  -
                       Scottsdale, AZ

    Common         O. Lee Tawes, III(3)(5)           1,875,000               3.9%
                       Scottsdale, AZ

     (1) Mr. Reithinger is the Company's Chairman of the Board, President and Chief Executive Officer. He holds 782,000 common shares; an option granted January 29, 1997, which expires January 29, 2007 to purchase 20,000 common shares at $0.42 per share; an option granted February 26, 1998, which expires February 26, 2008 to purchase 100,000 common shares at $0.13 per share; and an option granted May 13, 1999, which expires May 13, 2009 to purchase 2,500,000 common shares at $0.15 per share with 300,000 options to purchase shares vesting immediately; 350,000 options to purchase shares vesting when revenues reach $3.0 million annually; 350,000 options to purchase shares vesting when the market price of the Common Stock reaches $1.00; 400,000 options to purchase shares vesting when revenues reach $5.0 million annually; 500,000 options to purchase shares vesting when revenues reach $10.0 million annually; and 600,000 options to purchase shares when revenues reach $15.0 million annually. Mr. Reithinger also holds an option granted on March 22, 2002, which expires March 22, 2012 to purchase 600,000 common shares at $0.08 per share, and warrants to purchase 550,640 common shares at exercise prices ranging from $0.08 to $0.20 that were issued in connection with certain loans to the Company in 1999 and 2000. Members of Mr. Reithinger's immediate family hold approximately an additional 325,000 common shares for which Mr. Reithinger disclaims all beneficial interest and control.

     (2)  Mr.  Rullich  is  Vice-President,  Secretary  and  a  Director  of the
Company. Mr. Rullich beneficially owns 2,022,000 common shares, an option granted on March 22, 2002 which expires March 22, 2012 to purchase 400,000 common shares at $0.08 per share, and 5,625 of Class "F" Preferred Stock with a stated value of $450,000.

     (3)  Director

     (4)  Less  than  one  percent

     (5) For purposes of the address of each beneficial owner, each beneficial owner may be reached at the Company's headquarters located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.

     In the year ended December 31, 2000, the Company's single largest shareholder, Dr. Francis Choi, formed Hong Kong Trustful Pharmaceutical Company Limited ("HKTPCO") to be the sole marketer and distributor of the Company's products for all of Asia. Dr. Choi owns and controls HKTPCO. Sales to HKTPCO were 23% of net sales, or approximately $656,000, for the year ended December 31, 2003, and 21% of net sales, or approximately $725,000 for the year ended December 31, 2002. Management believes that significant potential exists for the Company's products in the Asian market. As the business of HKTPCO grows in the Asian market, this arrangement may produce a considerable amount of revenue for the Company in future periods. As the Company's major shareholder, Dr. Choi benefits from this arrangement both by controlling and profiting from HKTPCO's business and from the potential value that this creates for us as their supplier.

     HKTPCO is an affiliate of Dr. Choi, the primary holder of the Company's Class F preferred stock. The Company has an arrangement with HKTPCO whereby dividends payable to this shareholder may be offset by sale of product to HKTPCO. On orders from HKTPCO, except for certain designated products, one-third of the sales price is applied against the dividend payable obligation. These sales are priced at 15% off of the normal list price to HKTPCO. Revenue is recognized in the manner consistent with other non-affiliate sales, net of the 15% discount. This process is conducted only when HKTPCO provides a purchase order for products that HKTPCO needs during the normal course of its business. During the year ended December 31, 2003, the Company offset $178,086 of dividends under this arrangement. This shareholder's agreement to accept products for payment of dividends has assisted the Company's cash flow. The Company believes that the terms of this arrangement are on terms as favorable as could have been obtained from unrelated third parties. Management also believes that this arrangement will continue to allow the Company the flexibility and advantage in managing its operational cash flow in future periods as HKTPCO continues to grow its business in Asia and as the Company continues to supply product to them.

     The Company has adopted a policy that transactions with affiliated persons or entities will be on terms no less favorable than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed and approved by the Company's independent directors and/or the Company's Audit Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. In compliance with Section 16(a), no officer, director or Section 16(a) officer has sold or acquired any Baywood stock during the last calendar year, thus not requiring any reports under Section16(a) to be filed.

                         STOCKHOLDER PROPOSALS FOR 2005
                       AND NOMINEES TO BOARD OF DIRECTORS

     Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be in writing and received by the Company by no later than September 30, 2004.

     The Board of Directors will consider nominees to the Board of Directors recommended by stockholders. To have a nominee considered by the Board of Directors for the 2005 Annual Meeting of the Company, the nomination must be in writing and the stockholder must provide the Board of Directors with the name of the nominee proposed by the stockholder, together with a resum of the proposed nominee setting forth the nominee's qualifications to serve as a Director for the Company, on or before September 30, 2004.

     Shareholders may communicate with any individual Director or the Board of Directors as a whole by writing to the Board of Directors at the Company's address at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260, or calling such director at the Company's phone number at (480) 951-3956. All shareholder communications sent directly to any director is relayed directly to such director.

                           INCORPORATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the period ending December 31, 2003 and Quarterly Report on Form 10-QSB for the period ending March 31, 2004, are hereby incorporated by reference into this Proxy Statement for purposes of disclosing the financial information required by Items 11 and 13 of
Schedule  14A  of  the  Securities  and  Exchange  Act  of  1934.

                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitations also may be made by the Company's officers, directors, or employees, personally or by telephone.

BAYWOOD INTERNATIONAL, INC.

/s/ Neil Reithinger
-------------------

Neil Reithinger
Chairman of the Board, Chief Executive Officer and President

                                    EXHIBIT 1
                                    ---------

                             Transaction Description
                             -----------------------

CONTACT  INFORMATION

     The  contact information for our principal executive offices is as follows:

                           Baywood International, Inc.
                         14950 North 83rd Place, Suite 1
                              Scottsdale, AZ  85260
                Phone:  (480) 951-3956/Toll Free:  (888) 350-0799
                                  www.bywd.com

     The contact information for Aidan's principal executive offices is as follows:

                             Aidan Products, L.L.C.
                              2027 E. Cedar Street
                                Tempe, AZ  85281
                                 (480) 756-8900
                              www.aidanproducts.com

BUSINESS  CONDUCTED

     We are a nutraceutical company specializing in the development, marketing and distribution of our own proprietary brands of nutraceuticals under the names Baywood PURECHOICE(R), Baywood SOLUTIONS(R) and Complete La Femme(R). Our products are distributed through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically. A nutraceutical is a food or part of a food that offers medical and/or health benefits including prevention or treatment of disease. Nutraceutical products range from isolated nutrients, dietary supplements and diets to genetically engineered designer foods, functional foods and herbal products. For more a more detailed description of our business, we incorporate by reference our Form 10-KSB for the period ended December 31, 2003.

     Aidan is a nutraceutical company that was formed in 2001 that focuses on products that stimulate the immune system to fight infection as well as promote normal angiogenesis. Excessive angiogenesis occurs when diseased cells produce abnormal amounts of angiogenic growth factors, overwhelming the effects of natural angiogenesis inhibitors. Anti-angiogenic therapies aimed at halting new blood vessel growth is a promising area of science to treat various conditions. Aidan's flagship products include Imm-Kine(R), C-Statin(TM) and IVC-Max(R). Mr. Neil Riordan MS PA-C, Aidan's President and founder, was a Senior Research Scientist and Project Manager for project RECNAC at the Biocommunications Research Institute in Wichita, Kansas from 1989 until 1999. Through this research, Mr. Riordan and other scientists discovered these various compounds that could be used to stimulate the immune system and promote normal angiogenesis. Since all of these products are not considered new drugs and are not, therefore, subject to the FDA approval process, they can be sold directly to healthcare practitioners. This is what led Mr. Riordan to create Aidan in 2001.

     Aidan conducts its research, marketing, sales, shipping and receiving out of a leased facility in Tempe, Arizona. While Aidan does develop and inventory many of its own raw materials, it does not manufacture any of its own finished products. The demand for these products extends to healthcare practitioner channels via Aidan's sales department and is driven by the current base of practitioners selling Aidan's products to their patients. While fewer customers exist at the practitioner level compared to the retail (consumer) market, it is important to understand the distinction that for each practitioner, there are multiple patients that are indirectly sold to. So, engaging the practitioner's interest in a nutraceutical product via strong scientific and clinical data is a key component to selling successfully in that market.

     Following is a list of Aidan's intellectual property that is germane to this Transaction:

     Issued:
     -------

     - United States Patent #: US6083510 - High molecular weight extracts of Convolvulus arvensis field (field bindweed)
     - United States Patent #: US6599538. High molecular weight extracts of Convolvulus arvensis (field bindweed) and Polygonum convolvulus (wild buckwheat)
     - United States Patent #: US6596322. High molecular weight extracts of Convolvulus arvensis (field bindweed) and Polygonum convolvulus (wild buckwheat)
     - European Patent #: EP1150697A1 High molecular weight extracts of Convolvulus arvensis (field bindweed)

     Pending:
     --------

     - U.S. Publication #: US20020176901A1 High molecular weight extracts of convolvulus arvensis (field bindweed) and polygonum convolvulus (wild buckwheat)
     - U.S. Application #: US 09/579327 Immune-stimulating bacterial cell wall extracts
     - U.S. Application #: US10/647131 Method and composition for preventing or reducing edema, deep vein thrombosis and/or pulmonary embolism. (Flite Tabs)
     - PCT Publication #: WO0197825A3 High molecular weight extracts of Convolvulus arvensis (field bindweed) and Polygonum convolvulus (wild buckwheat)
     - PCT Publication #: WO0197825A2 High molecular weight extracts of Convolvulus arvensis (field bindweed) and Polygonum convolvulus (wild buckwheat)
     - PCT Publication #: WO0191791A3 Immune-stimulating bacterial cell wall extracts
     - PCT Publication #: WO0191791A2 Immune-stimulating bacterial cell wall extracts

     Since inception, Aidan has maintained high operating margins due to the margin protection afforded to it by its patent protection on its core products, Imm-Kine(R), C-Statin(TM) and IVC-Max(R). With exception to an equipment loan that is the responsibility of the selling members of Aidan and will be eliminated on Aidan's balance sheet when this Transaction closes, Aidan does not hold any property or have any long-term liabilities with exception to the trade payables that accrue under the normal course of its business. Aidan has historically had no liquidity problems to finance its operations.

TERMS  OF  THE  TRANSACTION

     (i) On May 18, 2004, we entered into a letter of intent to negotiate the purchase of the outstanding equity interests of Aidan, a specialty nutraceutical company with annual sales of over $1,000,000 focusing on immunology and angiogenesis products that are sold through healthcare practitioner channels. We propose to acquire all of the issued and outstanding equity interests of Aidan on the terms and conditions set forth above. See "Summary Term Sheet."

     (ii) The  consideration  under  this  Transaction  is  as  follows:

               1. The purchase price of the Stock is One Million Two Hundred Fifty Thousand dollars ($1,250,000). Payments will be made as follows:

                    (a) Three Hundred Fifty Thousand Dollars ($350,000) paid upon execution by us of the letter of intent (the "Deposit"). This Deposit was released to the sellers of Aidan upon signing of the letter of intent.

                    (b) Four Hundred Thousand Dollars ($400,000) in cash at closing.

                    (c) Five-Hundred Thousand Dollars ($500,000) to be paid in four (4) quarterly installments of One Hundred Twenty Five Thousand Dollars ($125,000) beginning on the three month anniversary of closing. This sum shall bear interest at the rate of eight percent (8%) per annum, and all accrued interest shall be paid along with each quarterly installment.

                         Conversion  Feature:

                         At  any time for the duration of the four (4) quarterly
               installments from date of close, the sellers of Aidan, at their option, shall have the right to convert their payments, or any portion thereof, to our Common Stock as follows:

                         -    Convertible  at  $.20 per share within first three
                              (3)  months
                         - Convertible at $.25 per share within three (3) to six (6) months
                         - Convertible at $.30 per share within six (6) to nine (9) months
                         - Convertible at $.35 per share within nine (9) to twelve (12) months

                         Acceleration  Feature:

                         Sellers  of Aidan, at their option, will have the right
               to accelerate any quarterly payment described herein only if it is converted to our Common Stock at the then current conversion price. By way of example, at the time of Closing for a period of three (3) months, sellers of Aidan may convert the entire principal of $500,000 at the conversion price of $.20, or to 2,500,000 shares of our Common Stock. After this three (3) month period, payment for the remaining principal balance of $375,000 may be accelerated by converting to our Common Stock at the price of $.25.

               2. 4,000,000 shares of our common stock. The common stock, when received, will be restricted securities as defined in SEC Rule 144.

               3. 1,000,000 warrants, with piggyback rights and an expiration date of three (3) years, for our common stock at an exercise price of $0.25. Upon exercise, the shares received will be restricted securities as defined in SEC Rule 144.

     (iii) The proposed transaction to acquire all of the issued and outstanding equity interests of Aidan, an Arizona limited liability company, assists us in expanding our business plan to become more of a life sciences company and to expand beyond the retail nutraceutical arena into the healthcare practitioner market. The management of the Company feels the acquisition of Aidan affords Baywood the critical first step in accomplishing this. We believe that through the continued growth of our brands within the domestic and international markets along with the acquisition of Aidan, we are successfully positioning Baywood for short and long term revenue, margin and profitability growth due to the scientific profile and intellectual property associated with Aidan's pipeline of products. As a result, we feel that shareholder value can be enhanced significantly.

          Since Aidan is fully functional as a sales, shipping and receiving facility, the integration of operations of Aidan into the Company is not critical in the next twelve (12) months. Due to the independence that must be maintained to distinguish the channels in which the Company and Aidan sell, any integration has to be carefully considered. Initially, Aidan's operations will not be changed with exception to the elimination of certain overlapping general and administrative expenses that can be eliminated immediately following the Transaction. The founder of Aidan, Mr. Riordan, has expressed his strong desire to focus strictly on furthering his scientific research, the development of new products and the generation of intellectual property as well as his desire to not be distracted with the day-to-day operations of the company. As part of our letter of intent with Aidan, Mr. Riordan has agreed to abide by a five (5) year non-compete agreement and to work under the employ of the Company in a capacity that is germane to his core abilities under the function of Chief Scientific Advisor. We do not expect Mr. Riordan to be an executive officer of the Company immediately after the acquisition, although this may change in the future as we grow the combined company and are able to assess Mr. Riordan's contribution in other areas.

          Mr. Neil Riordan MS PA-C, Aidan's President and founder, was a Senior Research Scientist and Project Manager for project RECNAC at the Biocommunications Research Institute in Wichita, Kansas from 1989 until 1999. While there, he collaborated with his father Hugh Riordan MD, a world-renowned cancer researcher, and a group of other dedicated scientists. Through this research, the scientists discovered why vitamin C is useful for cancer patients and published many scientific journal articles on their findings. They discovered a molecule from a plant that stops new blood vessel from growing, which are needed in order for abnormal tissue to grow and spread. They also discovered another molecule from the cell walls of bacteria that both stimulates the immune system and encourages the immune system to produce a third molecule, which stops new blood vessels from growing. Both of these blood vessel inhibitor molecules were extensively tested and found to halt abnormal growth in a significant number of types of abnormal cell growth. Mr. Riordan currently holds seven U.S. and international patents and five pending patents on products and treatment methods. It has been his vision and passion that drives Aidan to continually seek out and develop the latest scientifically supported products. We consider Mr. Riordan to be the only key person from Aidan.

          In  August,  2001,  we  formed EpiPharma, Inc. ("EpiPharma"), a Nevada
Corporation, as our wholly-owned subsidiary to focus on the development, production and sales of specially formulated nutraceuticals directly to healthcare practitioners. While we had intended that EpiPharma would facilitate our penetration into the healthcare practitioner marketing channels, sales have been minimal to date. In this regard, Aidan's business does not affect the business we conduct through EpiPharma. We believe that the minimal sales in EpiPharma are due to the lack of clinical data and intellectual property of the formulas that are now more necessary to gain healthcare practitioners' interest and trust and to establish a brand in that channel. This is why the scientific profile and intellectual property associated with Aidan's pipeline of products is what primarily interests us in this Transaction. We intend to maintain EpiPharma's operations during the next twelve (12) months, but anticipate that the Aidan brand and name will supersede our need to grow EpiPharma further.

          If the Transaction closes, shareholders will be diluted, but there will not be a change in control of the Company with any new shareholder owning greater than 50% of our Common Stock. In addition, since there would not be a change in control, there should not be a default in any material agreements.

          There are risks to our entering into this Transaction to acquire Aidan. From an operational standpoint, there are risks of integrating our businesses. While we do not intend to integrate the marketing and sales departments of our respective businesses, we do intend to integrate certain general and administrative functions in order to streamline and/or eliminate certain overlapping expenses. If marketing and sales departments were to be integrated, then this could disrupt operations or lead to customer confusion or even the loss of key customers or distributors. Due to the independence that must be maintained to distinguish the channels in which the Company and Aidan sell, any integration has to be carefully considered. From a strategic standpoint, there are risks that relate to our continued ability to fund further clinical trials on Aidan's patented formulas or that such clinical trials yield results that are favorable toward the commercial viability of the products. If we are unable to fund further clinical trials or if any of these further clinical trials yielded unfavorable results, our ability to grow the Aidan brand would be adversely affected.

     (iv) Shareholder approval of an increase in the number of authorized shares of our Common Stock will enable us to complete the Transaction if we can negotiate a mutually acceptable purchase agreement with

Aidan. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of Proposal 2.

     (v) If we complete the Transaction, we may potentially issue up to 20,000,000 shares of our Common Stock. Each current shareholder will be diluted by approximately 57%. This dilution includes the conversion of the one-year note of $500,000 into our Common Stock and the exercise of the 1,000,000 warrants for our Common Stock. Furthermore, this additional dilution to current shareholders will afford them less of a percentage of issued and outstanding shares of our Common Stock, which will afford them a smaller interest in the combined company and less control over matters requiring shareholder vote. At this time, there is no assurance that we will complete the Transaction of Aidan or enter into a mutually acceptable purchase agreement. Because our common stock is not being converted into Aidan equity, all rights of Baywood shareholders will remain the same if this transaction closes.

     (vi)      We  will  account  for  this  Transaction by the purchase method.

     (vii) There are no material federal income tax consequences as a result of this Transaction.

     Further to the requirements under 3.(b).(4)., Aidan is an Arizona limited liability company and, as such, the sellers of Aidan are members of Aidan thereby constituting them as affiliates of Aidan. Therefore, the equity interests, purchased from the sellers of Aidan under this Transaction are being purchased from affiliates.

     There  are  no  provisions  made  for  unaffiliated  security  holders.

REGULATORY APPROVALS

     No federal or state regulatory requirements must be complied with nor shall any approval be sought or obtained in connection with our proposed acquisition of Aidan.

REPORTS, OPINIONS, APPRAISALS

     None.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

     Our President & Chief Executive Officer, Neil Reithinger, began informal discussions with the founder of Aidan, Neil Riordan, in the second half of 2003 regarding the opportunity for us to market certain products in Aidan's product line into our retail channels. Specifically, Mr. Reithinger and Mr. Riordan discussed the possibility of our licensing certain of Aidan's products under our brand into our existing retail accounts. Due to the unique scientific profile and patent or patent-pending nature of certain of Aidan's formulas, the opportunity to license Aidan's products could enhance our competitive position in the retail marketplace, not just to our existing customers, but to also grow our business more quickly to new retail accounts. Most, if not all, of the meetings and discussions regarding any potential relationship between us and Aidan transpired between Mr. Reithinger and Mr. Riordan. As consideration of licensure ensued in the fourth quarter of 2004, both Mr. Reithinger and Mr. Riordan learned more about each other's respective businesses, abilities, strengths, weaknesses and goals. As a result, in January 2004, we realized the synergies that existed between our company and Aidan and considered the impact of a more dynamic partnership that would allow us and Aidan to focus specifically on each of our core competencies and grow faster together rather than as two separate companies. Given that Baywood is the publicly traded entity and Aidan is a private entity, the possibility of our acquiring Aidan was the more likely strategy that was put forth and then finally considered. This consideration was further reinforced by the complementary nature of our businesses including, but not limited to:


     -    Our  strengths  and  their  weaknesses  in  the  retail  channels;
     - Their strengths and our weaknesses in the healthcare practitioner channels;

     - Their rights to and our lack of intellectual property for each of our product lines;
     -    The  clinical  profile  of  their  products;  and
     - Our operational capabilities along with their product innovation and development capabilities.

     Further discussions regarding potential plans for growth post-acquisition ensued in February and March 2004. We then proceeded toward preliminary negotiations regarding terms and final letter of intent stage in May 2004.

                            SELECTED FINANCIAL DATA

                          BAYWOOD INTERNATIONAL, INC.

     The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and notes thereto, and other financial information appearing in the respective Annual Reports on Forms 10-KSB.

                                                             YEARS ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------
                                        2003           2002           2001           2000          1999
                                    -------------  -------------  -------------  ------------  ------------
STATEMENT OF OPERATIONS DATA
----------------------------

Revenue                             $  2,804,126   $  3,425,462   $  2,724,798   $ 1,609,523   $   463,590

Cost of revenues                       1,582,427      1,862,495      1,625,128     1,084,661       288,548

Gross Profit                           1,221,699      1,562,967      1,099,670       524,862       175,042
                                    -------------  -------------  -------------  ------------  ------------

Operating expenses                     1,536,700      1,800,686      1,521,360     2,112,725     1,189,710

Income from operations                  (315,001)      (237,719)      (421,690)   (1,587,863)   (1,014,668)
                                    -------------  -------------  -------------  ------------  ------------

Other income (expense)                   (58,757)       (43,400)      (214,474)     (371,088)     (134,717)

Income (loss) before income taxes       (373,758)      (281,119)      (636,164)   (1,958,951)   (1,149,385)
                                    -------------  -------------  -------------  ------------  ------------

Income tax provision                           -              -              -             -             -

Net Income (loss)                       (373,758)      (281,119)      (636,164)   (1,958,951)   (1,149,385)
                                    -------------  -------------  -------------  ------------  ------------

Basic net loss per common share            (0.02)         (0.02)         (0.02)        (0.07)        (0.04)
                                    =============  =============  =============  ============  ============

Diluted net loss per common share          (0.02)         (0.02)         (0.02)        (0.07)        (0.04)
                                    =============  =============  =============  ============  ============

Weighted average of common
   shares outstanding                 32,768,235     32,768,235     31,115,723    27,270,067    25,606,355
                                    =============  =============  =============  ============  ============


                                      -26-

                                                             YEARS ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------
                                        2003           2002           2001           2000          1999
                                    -------------  -------------  -------------  ------------  ------------

BALANCE SHEET DATA
------------------

Cash and cash equivalents           $      7,802   $      9,883   $     23,197   $    33,906   $    15,242

Net working (deficit) capital(1)      (2,040,897)    (1,457,864)    (1,214,489)   (2,072,030)   (1,285,160)

Total assets                             433,708        573,034        450,939       500,371       328,640

Redeemable preferred stock               800,000        800,000        800,000             -             -

Subscribed preferred stock                     -              -              -      (300,000)            -

Class D preferred stock                        -              -              -             -        55,000

Class E preferred stock                        -              -              -       800,000             -

Class F preferred stock                   11,250         11,250          8,125             -             -

Class A preferred stock                   35,000         35,000         35,000        35,000             -

Common Stock                              32,768         32,768         32,768        28,104        25,942

Additional paid in capital             8,760,365      8,760,365      8,486,303     7,184,925     6,486,211

Accumulated deficit                  (11,618,940)   (11,009,182)   (10,479,536)   (9,723,372)   (7,758,601)

Total stockholder's deficit           (2,779,557)    (2,169,799)    (1,917,340)   (1,975,343)   (1,191,448)

(1)  Net working (deficit) capital is equivalent to current assets less current liabilities.

                             SELECTED FINANCIAL DATA

                             AIDAN PRODUCTS, L.L.C.
                                    Unaudited
                                    ---------
                                         YEARS ENDED DECEMBER 31,
                                    ---------------------------------
                                       2003        2002       2001
                                    ----------  ----------  ---------
                                                               (2)
STATEMENT OF OPERATIONS DATA
----------------------------------
Revenue                             $1,031,126  $1,054,533  $417,580

Cost of revenues                       250,546     190,026   115,390

Gross Profit                           780,580     864,507   302,190
                                    ----------  ----------  ---------

Operating expenses                     765,305     817,073   139,502

Income from operations                  15,275      47,434   162,688
                                    ----------  ----------  ---------

Other income (expense)                  32,700      18,410     4,265

Income (loss) before income taxes.      47,975      65,844   166,953
                                    ----------  ----------  ---------

Income tax provision                         -           -         -

Net Income (loss)                       47,975      65,844   166,953
                                    ----------  ----------  ---------

Basic net loss per common share         N/A         N/A        N/A
                                    ==========  ==========  =========

Diluted net loss per common share       N/A         N/A        N/A
                                    ==========  ==========  =========

Weighted average of common
   shares outstanding                   N/A         N/A        N/A
                                    ==========  ==========  =========

                               YEARS ENDED DECEMBER 31,
                            -------------------------------
                              2003       2002       2001
                            --------  ----------  ---------
                                                     (2)
BALANCE SHEET DATA
--------------------------
Cash and cash equivalents.  $ 73,478  $  42,839   $208,275

Net working capital (1)       71,703   (188,848)   266,953

Total assets                 672,422    582,732    314,502

Members' Equity               50,000    (15,000)   100,000

Retained Earnings            280,773    232,798    166,953

Total Members' Equity        330,773    217,798    266,953

(1) Net working capital is equivalent to current assets less current liabilities.

(2) Aidan was formed in 2001. These figures represent a partial year from September through December.

PRO FORMA SELECTED FINANCIAL DATA

     We intend to acquire Aidan. The purchase price for this transaction is to be paid as follows:

     -    $750,000  cash;
     -    $500,000  note  payable  to  sellers;
     -    4,000,000  shares  of  our  common  stock;  and
     -    1,000,000  warrants  to  purchase our common stock at $0.25 per share.

     The accompanying Pro Forma Condensed Consolidated Financial Statements of Operations for the year ended December 31, 2003 assume that the acquisition of Aidan took place on January 1, 2003. The accompanying pro forma information is presented for illustrative purposes and is not necessarily indicative of the financial position or results of operations, which would actually have been reports, had the acquisition been in effect during the periods presented, or which may be reports in the future.

     For purposes of these accompanying Pro Forma Condensed Consolidated Financial Statements, the valuation of our common stock was determined to be $0.15 per share based upon the recent trading price of the common stock. The common stock warrants were valued using the Black-Scholes option pricing model.

     The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for the Company.

                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 2003
                                               ------------------------------------
                                                           (UNAUDITED)

                                                                        HISTORICAL
                                                                 -------------------------
                                                                                                   Pro Forma          Pro Forma
                                                                   Baywood        Aidan           Adjustments          Combined
                                                                 ------------  -----------       -------------       ------------
NET SALES                                                        $ 2,804,126   $1,031,126                            $ 3,835,252

COST OF SALES                                                      1,582,427      250,546                              1,832,973
                                                                 ------------  -----------                           ------------
      Gross profit                                                 1,221,699      780,580                   -          2,002,279
                                                                 ------------  -----------       -------------       ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
      Marketing expenses                                             633,944       32,013                                665,957
      General and administrative expenses                            878,031      675,926                              1,553,957
      Amortization                                                                                    140,000   (4)      140,000
      Depreciation                                                    24,725       57,366             (57,366)  (2)       24,725
                                                                 ------------  -----------       -------------       ------------
            Total selling, general and administrative expenses     1,536,700      765,305              82,634          2,384,639
                                                                 ------------  -----------       -------------       ------------
                  Operating loss                                    (315,001)      15,275             (82,634)          (382,360)
                                                                 ------------  -----------       -------------       ------------

OTHER INCOME (EXPENSE):
      Interest income                                                     80           31                                    111
      Miscellaneous expense                                                -            -                                      -
      Other Income                                                         -       18,705             (18,705)  (3)            -
      Equipment Lease Income                                               -       43,964             (43,964)  (3)            -
      Interest expense                                                     -            -            (100,000)  (7)     (100,000)
      Interest expense                                               (58,837)     (30,000)             30,000   (1)      (58,837)
                                                                 ------------  -----------       -------------       ------------
            Total other expense                                      (58,757)      32,700            (132,669)          (158,726)
                                                                 ------------  -----------       -------------       ------------

LOSS BEFORE INCOME TAXES                                            (373,758)      47,975            (215,303)          (541,086)

INCOME TAX PROVISION                                                       -            -                                      -
                                                                 ------------  -----------                           ------------

NET INCOME (LOSS)                                                $  (373,758)  $   47,975        $   (215,303)       $  (541,086)
                                                                 ============  ===========       =============       ============

BASIC NET LOSS PER COMMON SHARE                                  $     (0.02)       N/A     (6)  $          -   (5)  $     (0.02)
                                                                 ============                    =============       ============

DILUTED NET LOSS PER COMMON SHARE                                $     (0.02)       N/A          $          -   (5)  $     (0.02)
                                                                 ============                    =============       ============

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING                     32,768,325        N/A             4,000,000         36,768,325
                                                                 ============                    =============       ============

(1) We will not assume debt of the sellers. The related interest expense is eliminated.

(2) Eliminate depreciation expense of sellers as we are not acquiring equipment.

(3) Lease income and other income of sellers is not related to the operations being acquired by us.

(4) At this time, we cannot accurately estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill. Assuming that approximately $1,000,000 of that amount will represent amortizable intangible assets (product formulas, etc), annual amortization expense will be approximately $140,000 using a straight line method over 7 years. The balance of the excess purchase price over the fair value of net assets acquired will be goodwill. The estimate of the $1,000,000 allocable to amortizable intangible assets is based on values discussed with the sellers during negotiations. The 7 year amortization period is estimated based the Company's assessment of the product life cycles in our industry. The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.

(5) Includes preferred stock dividends in the calculation of $234,000. Additionally, 4,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

(6) Aidan is wholly owned by two individuals and is organized as limited liability company.

(7) Under the terms of the purchase agreement, the Company will issue a $500,000 note payable with interest at 8% per annum. We intend to conduct an equity raise of $750,000 to raise cash to complete the acquisition. However, for purposes of this pro forma presentation, it is assumed that the acquisition is completed by an additional $750,000 note payable to the sellers under the same terms as the $500,000 note.

Note: We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are colsolidated and duplicate positions are eliminated at Aidan. Also, we anticipate reductions in research and development costs of Aidan as certain of these costs related to Aidan's product lines are non recurring. We have initially estimated that these costs amounted to approximately $181,000 for the year ended December 31, 2003.

                                        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                           3/31/2004
                                                           ---------
                                                          (UNAUDITED)

                                                                          HISTORICAL
                                                                    -----------------------
                                                                                               Pro Forma           Pro Forma
                                                                       Baywood      Aidan     Adjustments          Combined
                                                                    -------------  --------  -------------       -------------
                              ASSETS
                              ------
CURRENT ASSETS
      Cash and equivalents                                          $     20,211   $102,582  $          -        $    122,793
      Accounts receivable                                                 72,389    158,943                           231,332
      Inventories                                                        234,982     91,494                           326,476
      Prepaid expenses and other current assets                           33,539      2,650                            36,189
                                                                    -------------  --------                      -------------
          Total current assets                                           361,121    355,669             -             716,790
                                                                    -------------  --------  -------------       -------------

NON CURRENT ASSETS
       Excess of purchase price over fair value of tangible assets                              1,592,547   (6)     1,592,547
                                                                                             -------------
       Other non-current assets                                                     108,246      (108,246)  (7)             -
                                                                                   --------  -------------
       Property and equipment                                             60,422    246,059      (246,059)  (5)        60,422
                                                                    -------------  --------  -------------       -------------
          Total non-current assets                                        60,422    354,305     1,238,242           1,652,969
                                                                    -------------  --------  -------------       -------------

              Total assets                                          $    421,543   $709,974  $  1,238,242        $  2,369,759
                                                                    =============  ========  =============       =============

             LIABILITIES AND STOCKHOLDERS' DEFICIT
             -------------------------------------

CURRENT LIABILITIES
      Accounts payable                                              $    793,305   $ 27,216  $          -        $    820,521
      Interest payable                                                   309,463     50,000       (50,000)  (2)       309,463
      Accrued liabilities                                                607,689          -                           607,689
      Bank line of credit                                                 97,512                                       97,512
      Notes payable                                                            -                  500,000   (3)       597,512
      Notes payable                                                            -                  750,000   (3)       750,000
      Notes payable                                                      297,643    300,000      (300,000)  (2)       297,643
                                                                    -------------  --------  -------------       -------------
          Total current liabilities                                    2,105,612    377,216       900,000           3,382,828
                                                                    -------------  --------  -------------       -------------

REDEEMABLE PREFERRED STOCK                                               800,000          -             -             800,000
                                                                    -------------  --------  -------------       -------------


                                      -30-

STOCKHOLDERS' DEFICIT
      Preferred stock, $1 par value,
         10,000,000 shares authorized                                                                                       -
            Class F, 11,250 shares issued and outstanding;                                                                  -
               stated value of $900,000                                   17,335                                       17,335
            Class A, 35,000 shares issued and outstanding                 35,000                                       35,000
      Common stock, $.001 par value, 50,000,000                                                                             -
         shares authorized, 32,768,235 shares                                                                               -
         issued and outstanding                                           32,768                   40,000   (1)        72,768
      Additional paid-in capital                                       9,241,080                  560,000   (1)     9,801,080
      1,000,000 warrants                                                                           71,000   (4)        71,000
      Accumulated deficit                                            (11,810,252)                                 (11,810,252)
      Members' Equity                                                               332,759      (332,759)  (8)             -
      Retained Earnings                                                                                                     -
          Total stockholders' deficit                                 (2,484,069)                                  (2,484,069)
                                                                    -------------                                -------------
              Total liabilities and stockholders' deficit           $    421,543   $709,975  $  1,238,241        $  2,369,759
                                                                    =============  ========  =============       =============


(1) We issue 4,000,000 shares of our common stock to sellers as part of the purchase price that is valued at current trading price of $0.15 per share. See (7).

(2) Under the proposed terms, the sellers are responsible for the note payable of $300,000 and related accrued interest of $50,000.

(3) We will issue a note payable of $500,000 to the sellers as part of the purchase price. The Note is convertible to common stock, bears interest at 8% per annum and is payable over one year beginning on the three month anniversary of the closing. We intend to conduct an equity raise of $750,000 to raise the cash needed to complete this acqusition. However, for purposes of this pro forma presentation, it is assumed that the acqusition is completed by an additional $750,000 note payable to the sellers under the same terms as the $500,000 note.

(4) We will issue warrants to the sellers to acquire 1,000,000 shares of our common stock at $0.25 per share. Using the Black-Scholes option pricing model, the value of these warrants is determined to be $.071 per warrant.

(5)  Sellers are to retain equipment under the terms of the purchase agreement.

(6)  The total purchase price is as follows:

                                                      Cash  $    750,000
                                              Note Payable       500,000
                                              Common Stock       600,000
                                                  Warrants        71,000
                                                            ------------
                                                               1,921,000
      Estimated fair value of tangible net assets acquired       328,453
                                                            ------------
                                     Excess purchase price  $  1,592,547
                                                            ============

     The Company's stock price has traded in range of $0.02 to $0.27 per share over the past two fiscal years. Management believes that the stock price has recently settled in a range approximating $0.15 per share and believes it is likely to remain in that range up to the close of the acquisition. The Company intends to value the securities issued in connection with the acquisition at an average closing price of the common stock for approximately five days leading up to the closing of the transaction. Management does not believe that the final purchase price will vary materially from the preliminary purchase price.

     For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition. At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill.

(7) The sellers had receivables from affliates that are not being assumed by us.

(8)  Subsidiary equity is eliminated in consolidation.

                                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004
                                        -----------------------------------------------
                                                          (UNAUDITED)

                                                                        HISTORICAL
                                                                 -----------------------
                                                                                                 Pro Forma          Pro Forma
                                                                   Baywood       Aidan          Adjustments          Combined
                                                                 ------------  ---------       -------------       ------------
NET SALES                                                        $   527,443   $187,000                            $   714,443

COST OF SALES                                                        276,623     47,527                                324,150
                                                                 ------------  ---------       -------------       ------------
      Gross profit                                                   250,820    139,473                   -            390,293
                                                                 ------------  ---------       -------------       ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
      Marketing expenses                                             159,540      8,894                                168,434
      General and administrative expenses                            187,676    124,884                                312,560
      Amortization                                                                                   35,000   (4)       35,000
      Depreciation                                                     6,181      8,674              (8,674)  (2)        6,181
                                                                 ------------  ---------       -------------       ------------
            Total selling, general and administrative expenses       353,397    142,452              26,326            522,175
                                                                 ------------  ---------       -------------       ------------
                  Operating income (loss)                           (102,577)    (2,979)            (26,326)          (131,882)
                                                                 ------------  ---------       -------------       ------------

OTHER INCOME (EXPENSE):
      Interest income                                                      -         13                 (13)  (3)            -
      Miscellaneous expense                                                -          -                                      -
      Other Income                                                         -      2,580              (2,580)  (3)            -
      Equipment Lease Income                                               -     29,991             (29,991)  (3)            -
      Interest expense                                               (15,631)         -             (25,000)  (5)      (40,631)
      Interest expense                                                           (5,000)              5,000   (1)            -
                                                                 ------------  ---------       -------------       ------------
            Total other expense                                      (15,631)    27,584             (52,584)           (40,631)
                                                                 ------------  ---------       -------------       ------------

LOSS BEFORE INCOME TAXES                                            (118,208)    24,605             (78,910)          (172,513)

INCOME TAX PROVISION                                                       -          -                                      -
                                                                 ------------  ---------       -------------       ------------

NET INCOME (LOSS)                                                $  (118,208)  $ 24,605        $    (78,910)       $  (172,513)
                                                                 ============  =========       =============       ============

BASIC NET LOSS PER COMMON SHARE                                  $         *      N/A     (7)  $          -   (6)  $     (0.01)
                                                                 ============                  =============       ============

DILUTED NET LOSS PER COMMON SHARE                                $         *      N/A          $          -   (6)  $     (0.01)
                                                                 ============                  =============       ============

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING                     32,768,325      N/A             4,000,000         36,768,325
                                                                 ============                  =============       ============

*  Less than $0.01 per share

(1)  Eliminate Interest expense for the quarter on debt not to be assumed by us.

(2) Reduce depreciation expense of sellers as we are not acquiring all equipment.

(3) Lease income and other income of sellers is not related to the operations being acquired by us.

(4) At this time, we cannot accurately estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill. Assuming that approximately $1,000,000 of that amount will represent amortizable intangible assets (product formulas, etc), annual amortization expense will be approximately $140,000 using a straight line method over 7 years. The balance of the excess purchase price over the fair value of net assets acquired will be goodwill. The estimate of the $1,000,000 allocable to amortizable intangible assets is based on values discussed with the sellers during negotiations. The 7 year amortization period is estimated based the Company's assessment of the product life cycles in the our industry. The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.

(5) Under the terms of the purchase agreement, we will issue a $500,000 note payable with interest at 8% per annum. We intend to conduct an equity raise of $750,000 to raise cash to complete the acquisition. However, for purposes of this pro forma presentation, it is assumed that the acquisition is completed by an additional $750,000 note payable to the sellers under the same terms as the $500,000 note.

(6) Includes preferred stock dividends in the calculation of $58,500. Additionally, 4,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

(7) Aidan is wholly owned by two individuals and is organized as limited liability company.

Note: We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated at Aidan. Also, we anticipate reductions in research and development costs of Aidan as certain of these costs related to Aidan's product lines are non recurring. We have initially estimated that these costs amounted to approximately $45,255 in the three months ended March 31, 2004.

                                    EXHIBIT 2
                                    ---------

                Amendment Language for Articles of Incorporation
                ------------------------------------------------

                                  Article Four

     The amount of the total authorized capital stock the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock, each having a par value of $0.001.

     Each share of Common Stock issued and outstanding shall be entitled to one vote for all matters. Dividends shall be declared and paid only out of funds legally available therefore. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    EXHIBIT 3
                                    ---------


                           BAYWOOD INTERNATIONAL, INC.
                             2004 STOCK OPTION PLAN

                           BAYWOOD INTERNATIONAL, INC.
                             2004 STOCK OPTION PLAN
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 2.  Shares Reserved for Stock Grants . . . . . . . . . . . . . . .    42
2.1            Shares Reserved For Stock Grants. . . . . . . . . . . . . .    42
2.2            Adjustment to Shares. . . . . . . . . . . . . . . . . . . .    42
2.3            Number of Stock Grants; Partial Exercise. . . . . . . . . .    42
Section 3.  Plan Eligibility . . . . . . . . . . . . . . . . . . . . . . .    42
3.1            General . . . . . . . . . . . . . . . . . . . . . . . . . .    43
3.2            Stock Option Plan . . . . . . . . . . . . . . . . . . . . .    43
3.3            Independent Directors Plan. . . . . . . . . . . . . . . . .    43
Section 4.  Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . .    43
4.1            Award of Stock Grant. . . . . . . . . . . . . . . . . . . .    43
4.2            ISOs. . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
(a)            Fair Market Value of ISO. . . . . . . . . . . . . . . . . .    43
(b)            Disposition of ISO Stock. . . . . . . . . . . . . . . . . .    43
(c)            Insolvent Participants. . . . . . . . . . . . . . . . . . .    43
(d)            Construction. . . . . . . . . . . . . . . . . . . . . . . .    43
4.3            Option or Purchase Price. . . . . . . . . . . . . . . . . .    43
4.4            Limitation on Period in Which to Grant or Exercise Options.    44
Section 5.  Independent Directors Plan . . . . . . . . . . . . . . . . . .    44
5.1            Grants to Directors; Forfeiture . . . . . . . . . . . . . .    44
5.2            Holding Period. . . . . . . . . . . . . . . . . . . . . . .    44
5.3            Existing Options. . . . . . . . . . . . . . . . . . . . . .    44
Section 6.  Administration . . . . . . . . . . . . . . . . . . . . . . . .    44
6.1            Administrative Committee. . . . . . . . . . . . . . . . . .    44
6.2            Administration of the Plan. . . . . . . . . . . . . . . . .    45
Section 7.  General Provisions . . . . . . . . . . . . . . . . . . . . . .    45
7.1            Grant Agreement . . . . . . . . . . . . . . . . . . . . . .    45
7.2            Mergers or Consolidations . . . . . . . . . . . . . . . . .    45
7.3            Termination of Employment . . . . . . . . . . . . . . . . .    46
7.4            Payment for Stock . . . . . . . . . . . . . . . . . . . . .    46
7.5            Compliance With Applicable Laws and Regulations . . . . . .    46
7.6            No Right to Employment. . . . . . . . . . . . . . . . . . .    46
7.7            Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
7.8            Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .    46
7.9            Unfunded Benefits . . . . . . . . . . . . . . . . . . . . .    46
7.10           Transferability . . . . . . . . . . . . . . . . . . . . . .    46
7.11           Expiration Date of Plan . . . . . . . . . . . . . . . . . .    47
7.12           Corporate Action. . . . . . . . . . . . . . . . . . . . . .    47
7.13           Rights as a Shareholder . . . . . . . . . . . . . . . . . .    47
7.14           Investment Purpose. . . . . . . . . . . . . . . . . . . . .    47
7.15           Investment Letter . . . . . . . . . . . . . . . . . . . . .    47
7.16           Termination or Amendment of the Plan. . . . . . . . . . . .    47
7.17           Application of Funds. . . . . . . . . . . . . . . . . . . .    47
7.18           Obligation to Exercise Grant. . . . . . . . . . . . . . . .    47
7.19           Approval of Shareholders; Termination of Plan . . . . . . .    47
7.20           Governing Law . . . . . . . . . . . . . . . . . . . . . . .    47

                           BAYWOOD INTERNATIONAL, INC.
                             2004 STOCK OPTION PLAN

                                     PURPOSE
                                     -------

     This 2004 Baywood International, Inc. Stock Option Plan (the "Stock Option Plan" or the "Plan") has been adopted to (a) provide certain key employees of the Company (as defined below) with an opportunity to purchase the common stock of Baywood as an incentive to continue employment with the Company and to work for the long-term growth, development, and financial success of the Company; (b) attract qualified independent directors by providing the grant of certain nonqualified stock options to independent directors as compensation for their services, subject to the discretion of the Company's Board of Directors; and (c) attract, motivate, and retain the services of critical persons of the Company and its subsidiaries and reward such persons by the issuance of Stock Grants so that these persons will contribute to and participate in the long-term performance of the Company.

SECTION 1.  DEFINITIONS.
            -----------

          The following terms shall have the meanings set forth below, unless context otherwise requires.

          "Baywood" means Baywood International, Inc., a Nevada corporation, and its successors in interest.

          "Beneficiary" means the person or persons designated by a Participant as his beneficiary.

          "Board of Directors" or "Board" means the Board of Directors of Baywood.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board of Directors, which shall be appointed in accordance with the procedures described in Section 6, except that, in the case of a Stock Option granted to an Independent Director (as defined below), "Committee" shall mean the Board of Directors of Baywood International, Inc., excluding any Independent Director who is a participant in the Plan.

          "Company" means Baywood and any subsidiary of Baywood that is treated as a "subsidiary" under section 425 of the Code.

          "Division"  means  Sections  4  and  5  of  this  Plan.

          "Effective  Date"  means  September  1,  2004.

          "ISO"  means  an  incentive  stock  option granted a Participant under
Section  4  of  this Plan and which qualifies as an incentive stock option under section 422 of the Code. To the extent this Plan has authorized the Committee to grant ISOs, this Plan shall be interpreted and construed so as to qualify as an incentive stock option plan under Section 422 of the Code and the regulations thereunder.

          "Independent Director" means a director of the Company who is not an officer, employee or 10% shareholder of the Company.

     "Independent Directors Plan" means the Independent Directors Automatic Stock Option Plan set forth in Section 5.

          "NSO"  means  any  option  granted under this Plan that is not an ISO.

          "Participant" means any employee, independent director or person of the Company who has been selected by the Committee to participate in the Plan.

          "Plan" means the Baywood International, Inc. 2004 Stock Option Plan, effective as of August 1, 2004.

          "Plan  Year"  means  the  calendar  year.

          "Restricted Stock Grant" means the right granted a Participant to purchase Restricted Stock at a price determined by the Committee, and subject to such restrictions and conditions as may be determined by the Compensation Committee.

          "Restricted Stock" means stock sold to a Participant pursuant to a Restricted Stock Grant.

          "Stock" means the common stock of Baywood, par value $0.001 per share.

          "Stock Option" means any ISO or NSO granted to a Participant under this Plan, which is evidenced by a writing executed by the Participant and by an authorized member of the Committee.

          "Stock Grant" means the award of a Stock Option or a Restricted Stock Grant made under any Division of this Plan.

     "Stock Grant Agreement" means the written Agreement between the Company and a Participant evidencing a Stock Grant.

SECTION 2.  SHARES RESERVED FOR STOCK GRANTS.
            --------------------------------

          2.1 SHARES RESERVED FOR STOCK GRANTS.  There shall be reserved for the
              --------------------------------
Stock Grants pursuant to all Divisions of this Plan 5,000,000 shares of the presently authorized but unissued Stock. Of this amount, 1,000,000 shares of Stock are reserved for Stock Grants under the Independent Directors Plan. The balance of the Shares reserved for Stock Grants may be awarded under any other Division of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan exceed 5,000,000 shares of Stock, except as described in Section 2.2 below.

          2.2 ADJUSTMENT TO SHARES.  The  aggregate  number  of  shares of Stock
              --------------------
which may be issued pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the shareholders of Baywood, to reflect changes in the capitalization of Baywood, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time. The adjustment of shares of Stock reserved for Stock Grants under this Section shall not cause shares of Stock subject to a Stock Grant Agreement to be automatically adjusted, unless the Stock Grant Agreement specifically requires such an adjustment.

          2.3 NUMBER  OF STOCK GRANTS; PARTIAL EXERCISE.  More  than  one  Stock
              -----------------------------------------
Grant may be made to the same Participant, and Stock Grants may be subject to partial exercise, as the Committee may in its discretion determine. If any Stock Grant made under this Plan expires or is terminated without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved in Section 2.1 and shall again be available for Stock Grants made under this Plan.

SECTION 3.  PLAN ELIGIBILITY.
            ----------------

          3.1 GENERAL.  The  Committee,  subject  to  the following limitations,
              -------
shall from time to time designate those persons who will be Participants in this Plan, subject to the following rules:

          3.2 STOCK OPTION PLAN.  Only  full-time employees of the Company, who,
              -----------------
in the sole judgment of the Committee, (i) are qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company; (ii) have a material, positive effect on the results of the operations of the Company; or (iii) are key employees or critical consultants (as determined by the Committee), shall be eligible to participate in the Stock Option Plan described in Section 4.

          3.3 INDEPENDENT DIRECTORS PLAN.  Independent  Directors of the Company
              --------------------------
shall be automatically eligible to participate in the Independent Directors Plan described in Section 5.

SECTION 4.  STOCK OPTION PLAN.
            -----------------

          4.1 AWARD OF STOCK GRANT.  The  Committee  may award Stock Grants to a
              --------------------
Participant in the form of Stock Options (including, without limitation, "ISO"s, "NSO"s) or Restricted Stock Grants under this Section 4, in any combination. At the time a Stock Grant is awarded under this Section 4, the Committee shall designate the number of shares of Stock subject to the grant and indicate whether such grant is an ISO, NSO or a Restricted Stock Grant.

          4.2 ISOS. The following rules shall apply to any Stock Options granted
              ----
as ISOs, in addition to any other provisions of this plan that may be applicable.

               (a) FAIR MARKET VALUE OF ISO.  The aggregate fair market value of
                   ------------------------
Stock subject to an ISO granted under this Section 4 (determined without regard to this Section 4.2) exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000. The preceding sentence shall be applied by taking ISOs into account in the order in which they were granted hereunder. If any ISO is granted that exceeds the limitations of this Section 4.2 at the first time it is exercisable, it shall not be invalid, but shall constitute, and be treated as, an NSO to the extent of such excess. For purposes of this Plan, the fair market value of the Stock subject to any ISO shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (b) DISPOSITION OF ISO STOCK.  No Stock issued in connection with
                   ------------------------
a Participant's exercise of an ISO may be disposed of by the Participant within two years from the date the option is granted nor within one year after the date such Stock is issued to the Participant and be eligible for treatment as an ISO; provided, however, unless otherwise provided in the Stock Grant Agreement, these holding periods shall not apply if the Stock Option is exercised after the death of a Participant by the estate of such Participant, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of a deceased Participant.

               (c) INSOLVENT PARTICIPANTS.  No disposition of Stock described in
                   ----------------------
Section 422(c)(3) of the Code, which was acquired pursuant to the exercise of an ISO, shall constitute a disposition of Stock in violation of Section (b) of this Section.

               (d) CONSTRUCTION.  Any  ISOs  granted  under  this  Plan shall be
                   ------------
construed to meet the requirements of Section 422 of the Code and the regulations thereunder.

          4.3 OPTION  OR PURCHASE PRICE.  Each  Stock  Option  shall  state  the
              -------------------------
exercise price of the option, which, in the case of an ISO, shall not be less than 100% of the fair market value of the optioned Stock on the date the Stock Option is granted, as provided below. Any Restricted Stock Grant shall state the price at which the Restricted Stock may be purchased. In the case of a Participant who, at the time the ISO is granted, owns shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the

Company (or any parent or subsidiary), the exercise price of such ISO shall be not less than 110% of the fair market value of Stock on the date the option is granted, and, in no event shall such option be exercisable after the expiration of five years from the date such option is granted. The exercise price for any share of stock subject to an NSO, the purchase price under a Restricted Stock
Grant or any Stock Option granted to a director shall not be less than 85% of the fair market value of a share of the Stock as of the date of grant. The fair market value of a share of Stock shall equal the ninety (90) day average closing price for such stock leading up to and including the closing price on the date of grant, as reported by the Over the Counter Bulletin Board (OTCBB), or the applicable national securities market on which the Company's common stock is traded. If for any reason the Company's Stock is not publicly traded on a national securities market or not listed on OTCBB, the Committee shall evaluate all factors which the Committee believes are relevant in determining the fair market value of a share of Stock and, the Committee, in good faith and exercising its business judgment, shall establish the fair market value of the Stock as of the date an option is granted.

          4.4 LIMITATION ON PERIOD IN WHICH TO GRANT OR EXERCISE OPTIONS. No ISO
              ----------------------------------------------------------
shall be granted under this Plan more than 10 years after the earlier of (i) the date the Plan is initially adopted by the Board or (ii) the date the Plan is approved by the shareholders of Baywood. Any Stock Grant, other than an ISO, made under the Plan may be exercised within any reasonable term and may be granted any time prior to the termination or expiration of the Plan. In no event shall an ISO granted under this Plan be exercised after the expiration of 10 years from the date such ISO is granted. Any provision of this Plan to the contrary notwithstanding, the Committee may, in its sole discretion, grant any Participant an NSO which, if provided in the Stock Grant Agreement, may be exercised after the termination of the Participant's employment with the Company.

SECTION 5.  INDEPENDENT DIRECTORS PLAN.
            --------------------------
          5.1 GRANTS  TO  DIRECTORS;  FORFEITURE.  Independent  Directors  are
              ----------------------------------
eligible to receive NSO grants or director compensation if the Committee determines necessary from time to time. The NSO shall be subject to forfeiture if the director resigns within one year of the date of his election as an Independent Director. Except as otherwise provided in any written agreement between the Company and the Independent Director, any NSO granted hereunder expires on the earlier of (i) ten years after the date of grant; (ii) one year after such independent director terminates his services as a director of the Company; (iii) the expiration date stated in the Stock Grant Agreement (as this term is defined in the Plan); or (iv) any earlier date provided by this Division.

          5.2 HOLDING PERIOD.  Any  Stock  Option  granted  to  an  Independent
              --------------
Director may not be exercised for at least six (6) months following the date such Stock Option is granted.

          5.3 EXISTING OPTIONS.  All  Stock  Options  granted  by the Company to
              ----------------
Independent Directors, including options issued prior to the date hereof, shall be subject to the terms and conditions of this Section 5.

SECTION 6.  ADMINISTRATION.
            --------------

          6.1 ADMINISTRATIVE COMMITTEE.  This  Plan shall be administered by the
              ------------------------
Compensation Committee of the Board of Directors. The Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. No member of the Committee shall participate in or take any action with respect to any Stock Grant made with respect to such member, except as otherwise provided herein. The Committee may appoint delegates to act for and on its behalf. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted hereunder.

          6.2 ADMINISTRATION OF THE PLAN.  The  Committee  may  adopt  rules and
              --------------------------
procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith, which shall be of general application to all Participants and all Stock Grants issued pursuant to the Plan. Subject to the provisions of this Plan, the Committee shall have the sole, final, and conclusive discretion and authority to construe and interpret the Plan, including, without limitation, authority to determine:

          (1) Those employee, independent director or persons of the Company who will become Participants and the terms and conditions of their eligibility;

          (2)  The  nature  and  amount  of  such  Stock  Grants;

          (3) All terms and conditions of each Stock Grant, including, without limitation:

               (i) The number of shares of Stock for which a Stock Grant is made;

               (ii) The  price  to be paid, if any, for Stock upon exercise of a
                    Stock  Grant;

               (iii)  The  terms  and  conditions  of  the  exercise;

               (iv) The  terms  of  payment  of  the  exercise price of a grant;

               (v) Any conditions to which the grant or its exercise may be subject; and

               (vi) Any  restrictions  or  limitations  placed  on  Stock issued pursuant  to  the  exercise  of  a  Stock  Grant.

SECTION 7.  GENERAL PROVISIONS.
            ------------------

          7.1 GRANT AGREEMENT.  Each  Stock  Grant made under this Plan shall be
              ---------------
evidenced by a Stock Grant Agreement and shall be executed by Baywood and the Participant. The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions as the Committee, in its sole discretion, may require, including, without limitation, restrictions on the transferability of any Stock which are not inconsistent with the Plan.

          7.2 MERGERS OR CONSOLIDATIONS.  If  Baywood  at  any time dissolves or
              -------------------------
undergoes a reorganization, including, without limitation, a merger or consolidation with any other corporation, in any manner or form whatsoever, and the surviving corporation is not Baywood and does not agree to assume the options granted pursuant to this Plan or to substitute options in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Section. Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than fifteen (15) days in which to exercise such Stock Option prior to its termination, to the extent such option is then exercisable. The Committee may, in its sole discretion, prescribe such terms and conditions as the Committee deems appropriate and authorize the exercise of such Stock Grants with respect to all shares covered in the event of a merger or consolidation. Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Committee, and simultaneously, the Plan itself shall be terminated without further order of the Company or the Board of Directors.

          7.3 TERMINATION OF EMPLOYMENT.  Except  as  provided  in Sections 5.1,
              -------------------------
7.10 or as otherwise permitted by this Plan (or any Stock Grant Agreement), any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment with the Company, unless such termination of employment occurs by reason of the death or retirement (including early retirement, if approved by the Committee) of the Participant or on account of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations therein). Upon retirement, a Participant (or the administrator or conservator of the Participant's estate) may, subject to Section 4.4(a) of the Plan, exercise any Stock Grant in full within three months of retirement or, if the Participant retired or terminated employment on account of "permanent and total disability" (as that term is defined in Section 22(e)(3) of the Code), within one year of retirement. Should a Participant die while in the employment of the Company or within three months after retirement, the Participant's personal representative of his or her estate or other person who acquired the right to exercise such Stock Grant by bequest or inheritance or by reason of the death of the deceased Participant may, subject to Section 4.4(a) of the Plan or any contrary provision of the Stock Grant Agreement, exercise the option in full within two years from the date of the Participant's death, unless such exercise period would disqualify such ISO as an incentive stock option under Section 422 of the Code, but the Committee, with the consent of the Participant, may waive this limitation.

          7.4 PAYMENT FOR STOCK.  The  exercise  price  for  any shares of Stock
              -----------------
acquired through the whole or partial exercise of any Stock Grant shall be paid in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

          7.5 COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. Stock Grants made
              -----------------------------------------------
under this Plan shall contain such provisions with respect to compliance with applicable federal and state law as the Committee, with the advice of Baywood's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

          7.6 NO  RIGHT  TO  EMPLOYMENT.  Designation  of  an  employee  as  a
              -------------------------
Participant in this Plan for any purpose shall not confer on the employee the right to continue in the employment of the Company or any right to receive a Stock Grant for any Plan Year.

          7.7 TAXES.  A  Participant  shall  be responsible for paying any taxes
              -----
with respect to a Stock Grant. The Company is hereby authorized to deduct any taxes that may be applicable from the dollar value of any Stock Grant to a Participant, including, without limitation, FICA or FUTA.

          7.8 EXPENSES.  All  expenses  incurred  in  connection  with  the
              --------
administration of this Plan shall be borne by the Company, except as any Stock Grant Agreement may otherwise provide.

          7.9 UNFUNDED BENEFITS.  Nothing  in  this  Plan  shall be construed as
              -----------------
requiring the Company to establish a trust or to fund this Plan, or to create a trust of any kind or any fiduciary relationship between the Company and any Participant, employee or Beneficiary.

          7.10 TRANSFERABILITY.  Except as otherwise expressly permitted by this
               ---------------
Plan, no Stock Grant made under this Plan shall be transferable by the Participant other than by will or by the laws of descent and distribution.
During a Participant's lifetime, a Stock Grant made hereunder shall be exercisable only by the Participant and only if at all times during the period of time beginning on the date the Stock Grant is made and ending on the day three months (or one year, in the case of an employee, Independent Director or key person who retires on account of becoming "permanently and totally disabled" within the meaning of that term under section 22(e)(3) of the Code) before the date of exercise of such Stock Grant, such Participant was an employee, director or consultant of the Company (or a corporation or a parent corporation or subsidiary corporation of a corporation assuming an option in a transaction to which section 424(a) of the Code applies).

          7.11 EXPIRATION DATE OF PLAN.  If  not  earlier  terminated, this Plan
               -----------------------
shall expire on July 31, 2014. In no event shall any Stock Option be granted under this Plan after July 31, 2014. In no event shall any ISO be granted under this Plan after August 31, 2014.

          7.12 CORPORATE ACTION.  The issuance of a Stock Grant pursuant to this
               ----------------
Plan shall not affect in any way the right or power of Baywood to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

          7.13 RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a
               -----------------------
shareholder of Baywood with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of a stock certificate to the Participant for such shares pursuant to such Stock Grant. Except as provided in Section 2.2, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date a stock certificate is issued to a Participant upon exercise of a Stock Grant.

          7.14 INVESTMENT PURPOSE. Unless the Stock received pursuant to a Stock
               ------------------
Grant issued under this Plan is registered with the Securities and Exchange Commission, each Stock Grant is subject to the condition that the issuance of the Stock Grant and any Stock issued upon exercise of the Stock Grant is for investment purposes only, and not with a view to the subsequent resale or distribution of such Stock, unless such Stock is registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

          7.15 INVESTMENT LETTER.  Any  Participant  exercising  a  Stock  Grant
               -----------------
shall, as a condition to such exercise, execute and deliver to Baywood an investment letter in such form as the Board of Directors or the Committee, with the advice of the Company's legal counsel, may from time to time require.

          7.16 TERMINATION OR AMENDMENT OF THE PLAN.  The  Board  may terminate,
               ------------------------------------
suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the shareholders of Baywood, no such revision or amendment shall change the number of shares of stock of Baywood subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or remove the administration of the Plan from the Committee. The preceding sentence notwithstanding, the Company may not terminate this Plan with respect to any issued and outstanding Stock Grant unless it gives the Participant notice of termination and not less than 15 days in which to exercise such Stock Grant, but only if such Stock Grant is then exercisable.

          7.17 APPLICATION OF FUNDS.  The  proceeds received by Baywood from the
               --------------------
sale of shares of Stock pursuant to the exercise of Stock Grants shall be used for general corporate purposes.

          7.18 OBLIGATION TO EXERCISE GRANT.  A Stock Grant made hereunder shall
               ----------------------------
impose  no  obligation  on  the  Participant  to  exercise  such  grant.

          7.19 APPROVAL OF SHAREHOLDERS; TERMINATION OF PLAN. This  amended  and
               ---------------------------------------------
restated Plan, shall be effective as of the Amended Effective Date, subject to the approval of the shareholders of Baywood who hold a majority of the issued and outstanding shares of all classes of stock of Baywood, which approval must occur within the period beginning 12 months before and ending 12 months after July 16, 2004. The Committee may cause Stock Grants to be made under the Plan, subject to the Plan being approved by Baywood's shareholders within the period described above.

          7.20 GOVERNING LAW.  The Plan shall be governed by and construed under
               -------------
the  laws  of  the  State  of  Arizona.

          IN WITNESS WHEREOF, the foregoing Plan was approved by the Board of Directors on August 20, 2004, and by a majority of the shareholders of Baywood on August 20, 2004, and is executed by the undersigned officers of Baywood, being duly authorized to do so.



BAYWOOD INTERNATIONAL, INC.,
a Nevada corporation


By                                             By:
  ------------------------------------            ------------------------------
  Neil Reithinger, Chief Executive Officer        Karl Rullich, Secretary

                            CERTIFICATION OF BAYWOOD
                            ------------------------

          IN WITNESS WHEREOF, this Plan was adopted by the Board of Directors of Baywood International, Inc. ("Baywood") on August 20, 2004, subject to the condition that it be approved by the shareholders of Baywood on or before September 1, 2004, and was executed by the Chairman of the Board of Baywood and its Secretary as of September 1, 2004.

          DATED as of this ____ day of September, 2004.



                                   BAYWOOD INTERNATIONAL, INC., a
                                   Nevada corporation

                                   By
                                     -------------------------------------------
                                     Karl Rullich, Secretary

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ---------------------------------------------------

BAYWOOD INTERNATIONAL, INC. ANNUAL MEETING TO BE HELD ON 08/20/04 FOR HOLDERS AS OF 07/08/04

CUSIP:  073260101

THE UNDERSIGNED HEREBY APPOINTS NEIL REITHINGER AND KARL H. RULLICH AS PROXIES, EACH WITH THE POWER TO APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED, ALL OF THE SHARES OF COMMON STOCK OF BAYWOOD INTERNATIONAL, INC. HELD BY THE UNDERSIGNED ON JULY 8, 2004, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 20, 2004 AT 10:30 A.M., LOCAL TIME, AT GAINEY SUITES HOTEL, 7300 EAST GAINEY SUITES DRIVE, SCOTTSDALE, ARIZONA 85258, OR ANY ADJOURNMENT THEREOF. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN.

PLEASE  MARK  YOUR  VOTES  AS  IN  THIS  EXAMPLE:     [X]

DIRECTORS                                                  DIRECTORS
---------                                                  ---------
                                                  (MARK  X  FOR  ONLY  ONE BOX.
                                                  IF NOT SPECIFIED, VOTE WILL BE
                                                  FOR ALL NOMINEES)
                                                  ---

1.   DIRECTORS RECOMMEND: A VOTE FOR                    [ ]  FOR ALL NOMINEES
     ELECTION OF THE FOLLOWING DIRECTORS:
                                                        [ ]  WITHHOLD ALL
     01-NEIL  REITHINGER,  02-KARL  H.  RULLICH,             NOMINEES
     03-O. LEE TAWES, III, 04-SAMUEL LAM, 05-CARMEN
     CHOI                                               [ ]  WITHHOLD AUTHORITY
                                                             TO VOTE FOR ANY
                                                             INDIVIDUAL NOMINEE.
                                                             WRITE  NUMBER(S) OF
                                                             NOMINEE(S)  BELOW.

                                                        USE NUMBER ONLY: _______

                                           DIRECTORS
PROPOSAL(S)                                RECOMMEND     FOR   AGAINST   ABSTAIN
-----------                                ---------     ---   -------   -------

2.   AMEND  THE  COMPANY'S ARTICLES OF        FOR        [ ]     [ ]       [ ]
     INCORPORATION TO INCREASE THE NUMBER
     OF AUTHORIZED SHARES OF THE COMPANY'S
     COMMON STOCK TO 100,000,000.

3.   APPROVE  THE COMPANY'S 2004 STOCK        FOR        [ ]     [ ]       [ ]
     OPTION  PLAN

4.   APPROVE  AND RATIFY THE SELECTION        FOR        [ ]     [ ]       [ ]
     OF  EPSTEIN, WEBER & CONOVER, P.L.C.
     AS  THE  COMPANY'S  INDEPENDENT
     PUBLIC  ACCOUNTANTS  FOR  2004.

5.   AUTHORITY  TO  TRANSACT ANY OTHER        FOR        [ ]     [ ]       [ ]
     BUSINESS  AS  MAY  PROPERLY  COME
     BEFORE  THE  ANNUAL  MEETING.


_______________________________________________          ____________________
SIGNATURE(S)                                             DATE

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.